Exhibit 10.32

Private & Confidential

LOAN AGREEMENT
for a
Loan of up to US$17,600,000
to
TASMAN SEAWAYS INC.
and
SANTON LIMITED

provided by
NATIONAL BANK OF GREECE S.A.

Contents

Clause		Page

1	Purpose and definitions	1

2	The Commitment and the Loan	17

3	Interest and Interest Periods	20

4	Repayment and prepayment	22

5	Fees, commitment commission and expenses	24

6	Payments and taxes; accounts and calculations	25

7	Representations and warranties	26

8	Undertakings	30

9	Conditions	36

10	Events of Default	38

11	Indemnities	41

12	Unlawfulness and increased costs	42

13	Security and set-off	43

14	Operating Accounts	44

15	Assignment, transfer and lending office	46

16	Notices and other matters	47

17	Governing law and jurisdiction	49

Schedule 1 Form of Drawdown Notice

Schedule 2 Documents and evidence required as conditions precedent

Schedule 3 Pre-delivery Advances per Ship

Schedule 4 Form of Pre-delivery Security Assignment

Schedule 5 Form of Corporate Guarantee

THIS AGREEMENT is dated           October 2006 and made BETWEEN:

(1)           TASMAN SEAWAYS INC. and SANTON LIMITED as joint and several Borrowers; and

(2)           NATIONAL BANK OF GREECE S.A. as Bank.

IT IS AGREED as follows:

1              Purpose and definitions

1.1          Purpose

This Agreement sets out the terms and conditions upon and subject to which the Bank agrees to make available to the Borrowers, jointly and severally, a loan of up to Seventeen million six hundred thousand Dollars ($17,600,000) in up to twelve (12) Advances to be used for the purpose of financing and/or refinancing part of the construction and acquisition cost of the Ships.

1.2          Definitions

In this Agreement, unless the context otherwise requires:

“Account Pledges” means, together, the Operating Account Pledges and the Retention Account Pledge and “Account Pledge” means any of them;

“Accounts” means, together, the Santon Operating Account, the Tasman Operating Account and the Retention Account and “Account” means any of them;

“Additional Cost Advance”:

(a)           in relation to the Santon Ship and the Santon Tranche, means the Santon Additional Cost Advance; or

(b)           in relation to the Tasman Ship and the Tasman Tranche, means the Tasman Additional Cost Advance;

“Advances” means each borrowing of a proportion of the Commitment by the Borrowers or (as the context may require) the principal amount of such borrowing, it includes (i) each Santon Pre-delivery Advance, (ii) the Santon Delivery Advance, (iii) the Santon Additional Cost Advance, (iv) each Tasman Pre-delivery Advance, (v) the Tasman Delivery Advance and (vi) the Tasman Additional Cost Advance, and:

(a)           in relation to the Santon Ship and the Santon Tranche, it means the Santon Advances; or

(b)           in relation to the Tasman Ship and the Tasman Tranche, it means the Tasman Advances,

and “Advance” means any of them;

“Assignee” has the meaning ascribed thereto in clause 15.3;

“Balloon Instalment” has, in respect of each Tranche, the meaning ascribed thereto in clause 4.1;

“Bank” means National Bank of Greece S.A. whose registered office is at 86 Aeolou Street, 102 32 Athens, Greece acting for the purposes of this Agreement through its branch at 2 Bouboulinas & Akti Miaouli, 185 35 Piraeus, Greece (or of such other address as may last have been notified to the Borrowers pursuant to clause 15.6) and includes its successors in title, Assignees and/or Transferees;

“Banking Day” means a day on which dealings in deposits in Dollars are carried on in the London Interbank Eurocurrency Market and (other than Saturday or Sunday) on which banks are open for business in London, Piraeus and New York City (or any other relevant place of payment under clause 6);

“Borrowed Money” means Indebtedness incurred in respect of (i) money borrowed or raised and debit balances at banks, (ii) any bond, note, loan stock, debenture or similar debt instrument, (iii) acceptance or documentary credit facilities, (iv) receivables sold or discounted (otherwise than on a non-recourse basis), (v) deferred payments for assets or services acquired, (vi) finance leases and hire purchase contracts, (vii) swaps, forward exchange contracts, futures and other derivatives, (viii) any other transaction (including without limitation forward sale or purchase agreements) having the commercial effect of a borrowing or raising of money or of any of (ii) to (vii) above and (ix) guarantees in respect of Indebtedness of any person falling within any of (i) to (viii) above;

“Borrower” means:

(a)           in relation to the Santon Ship, the Santon Borrower; or

(b)           in relation to the Tasman Ship, the Tasman Borrower,

and “Borrowers” means either or both of them;

“Borrowers’ Security Documents” means, at any relevant time, such of the Security Documents as shall have been executed by either of the Borrowers at such time;

“Builder” means Qingdao Hyundai Shipbuilding Co. Ltd, a corporation duly organised and existing under the laws of the People’s Republic of China, having its registered office at Lingshanwei Jiaonan, PC 266427, Qingdao Shandong Province, the People’s Republic of China and includes it successors in title;

“Casualty Amount” means, in relation to each Ship, Two hundred and fifty thousand Dollars ($250,000) or the equivalent in any other currency;

“Classification” means in relation to each Ship, the classification “+100A1 Double Hull Oil Tanker, ESP, LI, +LMC, CCS, descriptive motor “Shipright BWMP (S or F) & Shipright (SCM)”“ with the relevant Classification Society, or such other classification as the Bank shall, at the request of a Borrower, have agreed in writing shall be treated as the Classification in relation to such Borrower’s Ship for the purposes of the relevant Ship Security Documents;

“Classification Society” means, in relation to each Ship, Lloyd’s Register of Shipping, or such other classification society which the Bank shall, at the request of a Borrower, have agreed in writing shall be treated as the Classification Society in relation to such Borrower’s Ship for the purposes of the relevant Ship Security Documents;

“Code” means the International Management Code for the Safe Operation of Ships and for Pollution Prevention constituted pursuant to Resolution A. 741(18) of the International Maritime Organisation and incorporated into the International Convention on Safety of Life at Sea 1974 (as amended) and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

“Commitment” means the amount which the Bank has agreed to lend to the Borrowers under clause 2.1 as reduced by any relevant term of this Agreement;

“Compulsory Acquisition” means, in relation to a Ship, requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of that Ship by any Government Entity or other competent authority, whether de jure or de facto, but shall exclude requisition for use or hire not involving requisition of title;

“Construction Cost” means:

(a)           in relation to Santon Ship, the Santon Construction Cost; or

(b)           in relation to the Tasman Ship, the Tasman Construction Cost,

and “Construction Costs” means either or both of them;

“Contract” means:

(a)           in relation to the Santon Ship, the Santon Contract; or

(b)           in relation to the Tasman Ship, the Tasman Contract,

and “Contracts” means either or both of them;

“Contract Assignment Consent and Acknowledgement” means:

(a)           in relation to the Santon Ship, the Santon Contract Assignment Consent and Acknowledgement; or

(b)           in relation to the Tasman Ship, the Tasman Contract Assignment Consent and Acknowledgement,

and “Contract Assignment Consents and Acknowledgements” means either or both of them;

“Contract Price” means:

(a)           in relation to the Santon Ship, the Santon Contract Price; or

(b)           in relation to the Tasman Ship, the Tasman Contract Price,

and “Contract Prices” means either or both of them;

“Corporate Guarantee” means:

(a)           the Manager Corporate Guarantee; or

(b)           the Holding Corporate Guarantee,

and “Corporate Guarantees” means either or both of them;

“Corporate Guarantor” means Aegean Marine Petroleum Network Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 and includes its successors in title;

“Default” means any Event of Default or any event or circumstance which with the giving of notice or lapse of time or the satisfaction of any other condition (or any combination thereof) would constitute an Event of Default;

“Delivery” means, in relation to each Ship, the delivery of such Ship by the Builder to, and the acceptance of such Ship by, the relevant Borrower pursuant to the relevant Contract;

“Delivery Advance”:

(a)           in relation to the Santon Ship and the Santon Tranche, means the Santon Delivery Advance; or

(b)           in relation to the Tasman Ship and the Tasman Tranche, means the Tasman Delivery Advance,

and “Delivery Advances” means either or both of them;

“Delivery Date” means, in relation to each Ship, the date upon which its Delivery occurs;

“DOC” means a document of compliance issued to an Operator in accordance with rule 13 of the Code;

“Dollars” and “$” mean the lawful currency of the United States of America and, in respect of all payments to be made under any of the Security Documents, mean funds which are for same day settlement in the New York Clearing House Interbank Payments System (or such other U.S. dollar funds as may at the relevant time be customary for the settlement of international banking transactions denominated in U.S. dollars);

“Drawdown Date” means, in relation to an Advance, any date, being a Banking Day falling during the relevant Drawdown Period, on which the Borrowers request that Advance to be made as specified in the relevant Drawdown Notice (whether or not such Advance is actually made or not);

“Drawdown Notice” means a notice substantially in the terms of Error! Reference source not found.;

“Drawdown Period” means, in relation to an Advance, the period commencing on the date of this Agreement and ending on the relevant Termination Date or the period ending on such earlier date (if any) on which (a) the aggregate amount of all Advances is equal to the Commitment or (b) the Commitment is reduced to zero pursuant to clauses 4.3, 10.2 or 12 or (c) Delivery of the Ship relevant to such Advance occurs;

“Earnings” means, in relation to a Ship, all moneys whatsoever from time to time due or payable to a Borrower during the Security Period arising out of the use or operation of such Borrower’s Ship including (but without limiting the generality of the foregoing) all freight, hire and passage moneys, income arising out of pooling arrangements, compensation payable to such Borrower in the event of requisition of such Borrower’s Ship for hire, remuneration for salvage or towage services, demurrage and detention moneys and damages for breach (or payment for variation or termination) of any charterparty or other contract for the employment of such Borrower’s Ship;

“Encumbrance” means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest or other encumbrance of any kind securing any obligation of any person or any type of preferential arrangement (including without limitation title transfer and/or retention arrangements) having a similar effect;

“Environmental Affiliate” means any agent or employee of either Borrower or any other Relevant Party or any person having a contractual relationship with either Borrower or any other Relevant Party in connection with any Relevant Ship or its operation or the carriage of cargo and/or passengers thereon and/or the provision of goods and/or services on or from any Relevant Ship;

“Environmental Approval” means any consent, authorisation, licence or approval of any governmental or public body or authorities or courts applicable to any Relevant Ship or its operation or the carriage of cargo and/or passengers thereon and/or the provision of goods and/or services on or from such Relevant Ship required under any Environmental Law;

“Environmental Claim” means any and all material enforcement, clean-up, removal or other governmental or regulatory actions or orders instituted or completed pursuant to any Environmental Law or any Environmental Approval together with claims made by any third party relating to damage, contribution, loss or injury, resulting from any actual or threatened emission, spill, release or discharge of a Pollutant from any Relevant Ship;

“Environmental Laws” means all national, international and state laws, rules, regulations, treaties and conventions applicable to any Relevant Ship pertaining to the pollution or protection of human health or the environment including, without limitation, the carriage of Pollutants and actual or threatened emissions, spills, releases or discharges of Pollutants;

“Event of Default” means any of the events or circumstances described in clause 10.1;

“First Advance”:

(a)           in relation to the Santon Ship and the Santon Tranche, means the Santon First Advance; or

(b)           in relation to the Tasman Ship and the Tasman Tranche, means the Tasman First Advance,

and “First Advances” means either or both of them;

“First Repayment Date” means, in relation to each Tranche (and subject to clause 6.3), the date falling three (3) months after the earlier of (a) the Drawdown Date of the Delivery Advance relevant to such Tranche and (b) the last day of the Drawdown Period for the Delivery Advance relevant to such Tranche;

“Flag State” means, in relation to each Ship, such state or territory designated in writing by the Bank in its absolute discretion, at the request of the relevant Borrower, as being the “Flag State” of such Ship for the purposes of the relevant Ship Security Documents or such other state or territory designated in writing by the Bank in its absolute discretion, at the request of a Borrower as being the “Flag State” of such Borrower’s Ship for the purpose of the Security Documents;

“Fourth Advance”:

(a)           in relation to the Santon Ship and the Santon Tranche, means the Santon Fourth Advance; or

(b)           in relation to the Tasman Ship and the Tasman Tranche, means the Tasman Fourth Advance,

and “Fourth Advances” means either or both of them;

“General Assignment” means:

(a)           in relation to the Santon Ship, the Santon General Assignment; or

(b)           in relation to the Tasman Ship, the Tasman General Assignment,

and “General Assignments” means either or both of them;

“Government Entity” means and includes (whether having a distinct legal personality or not) any national or local government authority, board, commission, department, division, organ, instrumentality, court or agency and any association, organisation or institution of which any of the foregoing is a member or to whose jurisdiction any of the foregoing is subject or in whose activities any of the foregoing is a participant;

“Holding Corporate Guarantee” means the corporate guarantee executed or (as the context may require) to be executed by the Corporate Guarantor in favour of the Bank in the form set out in schedule 5;

“Indebtedness” means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

“Insurances” means, in relation to a Ship, all policies and contracts of insurance (which expression includes all entries of that Ship in a protection and indemnity or war risks association) which are from time to time during the Security Period in place or taken out or entered into by or for the benefit of the relevant Borrower (whether in the sole name of such Borrower, or in the joint names of such Borrower and the Bank or otherwise) in respect of such Borrower’s Ship and her Earnings or otherwise howsoever in connection with such Ship and all benefits thereof (including claims of whatsoever nature and return of premiums);

“Interest Payment Date” means the last day of an Interest Period;

“Interest Period” means, in relation to any Advance or Tranche, each period for the calculation of interest in respect of such Advance or, as the case may be, Tranche, ascertained in accordance with clauses 3.2 and 3.3;

“Iota” means Iota Corporation, a corporation duly organised and existing under the laws of the Republic of Liberia having its registered office at 80 Broad Street, Monrovia, Republic of Liberia and includes its successors in title;

“ISPS Code” means the International Ship and Port facility Security Code constituted pursuant to resolution A.924(22) of the International Maritime Organization now set out in Chapter XI-2 of the International Convention for the Safety of Life at Sea 1974 (as amended) as adopted by a Diplomatic conference of the International Maritime Organisation on Maritime Security in December 2002 and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

“ISSC” means an International Ship Security Certificate issued in respect of a Ship pursuant to the ISPS Code;

“LIBOR” means, in relation to any amount and for any period, the offered rate (if any) for deposits of Dollars for such amount and for such period which is:

(a)           the rate for such period, appearing on Reuters page LIBOR 01 (British Bankers’ Association Interest Settlement Rates) (or such other page as may replace such page LIBOR 01 on such system or on any other system of the information vendor for the time being designated by the British Bankers’ Association to calculate the BBA Interest Settlement Rate (as defined in the British Bankers’ Association’s Recommended Terms and Conditions (“BBAIRS” terms) at or about 11:00 a.m. (London time) on the Quotation Date; or

(b)           if on such date no such rate is displayed, the rate quoted to the Bank by the Reference Bank at the request of the Bank as the Reference Bank’s offered rate for deposits of Dollars in an amount approximately equal to the amount in relation to which LIBOR is to be determined for a period equivalent to such period to prime banks in the London Interbank Market at or about 11:00 a.m. (London time) on the Quotation Date for such period;

“Listing Date” means the date when all the shares in the Corporate Guarantor are successfully listed on the New York Stock Exchange;

“Loan” means the aggregate principal amount owing to the Bank under this Agreement at any relevant time;

“Management Agreement” means:

(a)           in relation to the Santon Ship, the Santon Management Agreement; or

(b)           in relation to the Tasman Ship, the Tasman Management Agreement,

and “Management Agreements” means either or both of them;

“Manager” means, in relation to each Ship, Aegean Bunkering Services Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 or any other person appointed by the relevant Borrower, with the prior written consent of the Bank, as the manager of such Ship and, in each such case, includes its successors in title;

“Manager Corporate Guarantee” means the corporate guarantee executed or (as the context may require) to be executed by the Manager in favour of the Bank in the form set out in schedule 5;

“Manager’s Undertaking” means:

(a)           in relation to the Santon Ship, the Santon Manager’s Undertaking; or

(b)           in relation to the Tasman Ship, the Tasman Manager’s Undertaking,

and “Manager’s Undertakings” means either or both of them;

“Margin” means:

(c)           in relation to each Tranche minus the part thereof which is repayable by the Balloon Instalment for such Tranche, one point one five per cent (1.15%) per annum; and

(d)           in relation to the part of each Tranche which is repayable by the Balloon Instalment for such Tranche, one point two five per cent (1.25%) per annum;

“month” means a period beginning in one calendar month and ending in the next calendar month on the day numerically corresponding to the day of the calendar month on which it started, provided that (i) if the period started on the last Banking Day in a calendar month or if there is no such numerically corresponding day, it shall end on the last Banking Day in such next calendar month and (ii) if such numerically corresponding day is not a Banking Day, the period shall end on the next following Banking Day in the same calendar month but if there is no such Banking Day it shall end on the preceding Banking Day and “months” and “monthly” shall be construed accordingly;

“Mortgage” means:

(a)           in relation to the Santon Ship, the Santon Mortgage; or

(b)           in relation to the Tasman Ship, the Tasman Mortgage,

and “Mortgages” means either or both of them;

“Mortgaged Ship” means, at any relevant time, either Ship which is at such time subject to a Mortgage and/or the Earnings, Insurances and Requisition Compensation of which are subject to an Encumbrance pursuant to the relevant Ship Security Documents and a Ship shall, for the purposes of this Agreement, be deemed to be a Mortgaged Ship as from whichever shall be the earlier of (a) the Drawdown Date of the Delivery Advance for that Ship and (b) the date that the Mortgage of that Ship shall have been executed and registered in accordance with this Agreement until whichever shall be the earlier of (i) the payment in full of the amount required to be paid by the Bank pursuant to clause 4.3 following the Total Loss of such Ship and (ii) the date on which all moneys owing under the Security Documents have been repaid in full;

“Operating Account” means:

(a)           in relation to the Santon Ship, the Santon Operating Account; or

(b)           in relation to the Tasman Ship, the Tasman Operating Account,

and “Operating Accounts” means either or both of them;

“Operating Account Pledge” means:

(e)           in relation to the Santon Ship, the Santon Operating Account Pledge; or

(f)            in relation to the Tasman Ship, the Tasman Operating Account Pledge,

and “Operating Account Pledges” means either or both of them;

“Operator” means any person who is from time to time during the Security Period concerned in the operation of a Ship and falls within the definition of “Company” set out in rule 1.1.2 of the Code;

“Permitted Encumbrance” means any Encumbrance in favour of the Bank created pursuant to the Security Documents and Permitted Liens;

“Permitted Liens” means, in relation to each Ship, any lien on that Ship for master’s, officer’s or crew’s wages outstanding in the ordinary course of trading, any lien for salvage and any ship repairer’s or outfitter’s possessory lien for a sum not (except with the prior written consent of the Bank) exceeding the relevant Casualty Amount;

“Pollutant” means and includes pollutants, contaminants, toxic substances, oil as defined in the United States Oil Pollution Act of 1990 and all hazardous substances as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act 1980;

“Pre-delivery Advances”:

(a)           in relation to the Santon Ship and the Santon Tranche, means the Santon Pre-delivery Advances; or

(b)           in relation to the Tasman Ship and the Tasman Tranche, means the Tasman Pre-delivery Advances,

and “Pre-delivery Advance” means any of them;

“Pre-delivery Security Assignment” means:

(a)           in relation to the Santon Ship, the Santon Pre-delivery Security Assignment; or

(b)           in relation to the Tasman Ship, the Tasman Pre-delivery Security Assignment,

and “Pre-delivery Security Assignments” means either or both of them;

“Quotation Date” means, in respect of any period in respect of which LIBOR falls to be determined under this Agreement, the day falling two (2) Banking Days before the first day of such period;

“Reference Bank” means the London Branch of National Bank of Greece S.A. situated at present at 50 St Mary Axe, London EC3A 8EL, England;

“Refund Guarantee” means:

(a)           in relation to the Santon Ship, any Santon Refund Guarantee; or

(b)           in relation to the Tasman Ship, any Tasman Refund Guarantee,

and “Refund Guarantees” means any or all of them;

“Refund Guarantee Assignment Consent and Acknowledgement” means:

(a)           in relation to the Santon Ship, any Santon Refund Guarantee Assignment Consent and Acknowledgement; or

(b)           in relation to the Tasman Ship, any Tasman Refund Guarantee Assignment Consent and Acknowledgement,

and “Refund Guarantee Assignment Consents and Acknowledgements” means any or all of them;

“Refund Guarantor” means Bank of Communications, Qingdao Branch of Qingdao, The People’s Republic of China and/or any other bank or financial institution acceptable to the Bank in its sole discretion and appointed by the Builder to issue a Refund Guarantee and includes their respective successors in title and “Refund Guarantors” means any or all of them;

“Registry” means, in relation to a Ship, any registrar, consul, commissioner or representative of the relevant Flag State who is duly authorised and empowered to register such Ship, the relevant Borrower’s title to such Ship and the relevant Mortgage under the laws and flag of the relevant Flag State;

“Regulatory Agency” means the Government Entity or other organisation in a Flag State which has been designated by the Government of that Flag State to implement and/or administer and/or enforce the provisions of the Code;

“Related Company” means:

(a)           of the Bank, means any Subsidiary of the Bank, any company or other entity of which the Bank is a Subsidiary and any Subsidiary of any such company or entity; or

(b)           of a Security Party, means any company or other entity which is engaged in the bunkering business or in the provision of bunkering services and which is:

(i)            a Subsidiary of the relevant Security Party; or

(ii)           any company or other entity (“holding company”) of which such Security Party is a Subsidiary; or

(iii)          any Subsidiary (other than such Security Party) of any such holding company;

“Relevant Jurisdiction” means any jurisdiction in which or where any Security Party is incorporated, resident, domiciled, has a permanent establishment, carries on, or has a place of business or is otherwise effectively connected;

“Relevant Party” means the Borrowers, the Borrowers’ Related Companies, the other Security Parties and their respective Related Companies;

“Relevant Ship” means the Ships and any other vessel from time to time (whether before or after the date of this Agreement) owned, managed or crewed by, or chartered to, any Relevant Party;

“Repayment Dates” means, in relation to each Tranche (and subject to clause 6.3), the First Repayment Date in respect such Tranche and each of the dates falling at three (3) monthly intervals after such First Repayment Date up to and including the earlier of (a) the date falling one hundred and seventeen (117) months after such First Repayment Date and (b) in the case of the Tasman Tranche, 30 November 2018 or, in the case of the Santon Tranche, 30 April 2020;

“Requisition Compensation” means, in relation to a Ship, all sums of money or other compensation from time to time payable during the Security Period by reason of the Compulsory Acquisition of such Ship;

“Retention Account” means an interest bearing Dollar account of the Borrowers opened jointly by the Borrowers with the Bank and includes any sub-accounts thereof and any other account designated in writing by the Bank to be a Retention Account for the purposes of this Agreement;

“Retention Account Pledge” means a first priority pledge executed or (as the context may require) to be executed by the Borrowers in favour of the Bank in respect of the Retention Account in such form as the Bank may in its sole discretion require;

“Retention Amount” means, in relation to any Retention Date in respect of a Tranche, such sum as shall be the aggregate of:

(a)           one-third (1/3rd) of the repayment instalment in respect of such Tranche falling due for payment pursuant to clause 4.1 (as the same may have been reduced by any prepayment) on the next Repayment Date for such Tranche after the relevant Retention Date; and

(b)           the applicable fraction (as hereinafter defined) of the aggregate amount of interest falling due for payment in respect of each part of such Tranche during and at the end of each Interest Period current at the relevant Retention Date in respect of such Tranche and, for this purpose, the expression “applicable fraction” in relation to each Interest Period shall mean a fraction having a numerator of one and a denominator equal to the number of Retention Dates in respect of such Tranche falling within the relevant Interest Period;

“Retention Dates” means, in relation to each Tranche, the date falling thirty (30) days after the earlier of (a) the Drawdown Date of the relevant Delivery Advance and (b) the last day of the Drawdown Period for such Tranche, and each of the dates falling at monthly intervals after such date and prior to the final Repayment Date for the relevant Tranche;

“Santon Additional Cost” means One million six hundred thousand Dollars ($1,600,000) or such other lesser sum in Dollars as may be payable by the Santon Borrower to Iota pursuant to the Santon Supervision Contract, as the cost for services provided by Iota thereunder;

“Santon Additional Cost Advance” means an Advance of up to $1,280,000 made or (as the context may require) to be made available to the Borrowers for the purpose of financing and/or refinancing part of the Santon Additional Cost;

“Santon Advances” means, together, the Santon Pre-delivery Advances, the Santon Additional Cost Advance and the Santon Delivery Advance and “Santon Advance” means any of them;

“Santon Borrower” means Santon Limited of 80 Broad Street, Monrovia, Republic of Liberia and includes its successors in title;

“Santon Construction Cost” means the aggregate of (a) the Santon Contract Price and (b) the Santon Additional Cost;

“Santon Contract” means the shipbuilding contract dated 13 January 2006, made between the Builder and the Santon Borrower, as may be amended, supplemented, varied, replaced or novated from time to time with the prior written consent of the Bank, relating to the construction and sale by the Builder, and the purchase by the Santon Borrower, of the Santon Ship;

“Santon Contract Assignment Consent and Acknowledgement” means the acknowledgement of notice of, and consent to, the assignment in respect of the Santon Contract to be given by the Builder in the form scheduled to the Santon Pre-delivery Security Assignment;

“Santon Contract Price” means Nine million four hundred thousand Dollars ($9,400,000) or such other lesser sum in Dollars as may be payable by the Santon Borrower to the Builder pursuant to the Santon Contract, as the purchase price for the Santon Ship thereunder;

“Santon Delivery Advance” means an Advance of up to One million eight hundred and eighty thousand Dollars ($1,880,000) made or (as the context may require) to be made available to the Borrowers for the purpose of financing or refinancing in part the final instalment of the Santon Contract Price falling due on the Delivery Date for the Santon Ship;

“Santon First Advance” means an Advance of up to Seven hundred and fifty two thousand Dollars ($752,000) made or (as the context may require) to be made available to the Borrowers for the purpose of refinancing in part the payment of the first instalment of the Santon Contract Price falling due before the Delivery Date of the Santon Ship as set out in schedule 3;

“Santon Fourth Advance” means an Advance of up to One million eight hundred and eighty thousand Dollars ($1,880,000) made or (as the context may require) to be made available to the Borrowers for the purpose of financing or refinancing in part the payment of the fourth instalment of the Santon Contract Price falling due before the Delivery Date of the Santon Ship as set out in schedule 3;

“Santon General Assignment” means the first priority deed of covenant and/or general assignment collateral to the Santon Mortgage executed or (as the context may require) to be executed by the Santon Borrower in favour of the Bank in such form as the Bank may require in its sole discretion;

“Santon Management Agreement” means the management agreement made or (as the context may require) to be made between the Santon Borrower and the Manager in a form previously approved in writing by the Bank providing (inter alia) for the Manager to manage the Santon Ship;

“Santon Manager’s Undertaking” means the first priority undertaking and assignment in relation to the Santon Ship executed or (as the context may require) to be executed by the Manager in favour of the Bank in such form as the Bank may require in its sole discretion;

“Santon Mortgage” means the first priority or (as the case may be) preferred mortgage of the Santon Ship executed or (as the context may require) to be executed by the Santon Borrower in favour of the Bank in such form as the Bank may require in its sole discretion;

“Santon Operating Account” means an interest bearing Dollar account of the Santon Borrower opened or (as the context may require) to be opened by the Santon Borrower with the Bank and includes any sub-accounts thereof and any other account designated in writing by the Bank to be a Santon Operating Account for the purposes of this Agreement;

“Santon Operating Account Pledge” means a first priority pledge executed or (as the context may require) to be executed by the Santon Borrower in favour of the Bank in respect of the Santon Operating Account in such form as the Bank may in its sole discretion require;

“Santon Pre-delivery Advances” means, together, the Santon First Advance, the Santon Second Advance, the Santon Third Advance and the Santon Fourth Advance and “Santon Pre-delivery Advance” means any of them;

“Santon Pre-delivery Security Assignment” means the assignment of the Santon Contract and the Santon Refund Guarantees executed or (as the context may require) to be executed by the Santon Borrower in favour of the Bank in the form set out in schedule 4;

“Santon Refund Guarantee Assignment Consent and Acknowledgement” means, in relation to each Santon Refund Guarantee, an acknowledgement of notice of, and consent to, the assignment in respect of that Santon Refund Guarantee to be given by the relevant Refund Guarantor in the form scheduled to the Santon Pre-delivery Security Assignment and “Santon Refund Guarantee Assignment Consents and Acknowledgements” means any or all of them;

“Santon Refund Guarantees” means, together, the letter of guarantee no. LGG03102000600010 dated 17 March 2006 issued by Bank of Communications, Qingdao Branch as Refund Guarantor in respect of certain of the Builder’s obligations under the Santon Contract and any other letters of guarantee to be issued by a Refund Guarantor in respect of the Builder’s obligations under the Santon Contract, pursuant to the Santon Contract or any agreement supplemental to the Santon Contract, and any extensions, renewals or replacements to or of any such guarantee(s), in each case in form and substance acceptable to the Bank in its sole discretion and “Santon Refund Guarantee” means any of them;

“Santon Second Advance” means an Advance of up to One million five hundred and four thousand Dollars ($1,504,000) made or (as the context may require) to be made available to the Borrowers for the purpose of financing or refinancing in part the payment of the second instalment of the Santon Contract Price falling due before the Delivery Date of the Santon Ship as set out in schedule 3;

“Santon Ship” means the 5,500 dwt (approximately) double-hull oil tanker known on the date of this Agreement as Hull No. QHS-224 at the Builder’s yard, to be constructed and sold by the Builder to the Santon Borrower pursuant to the Santon Contract and to be registered on its Delivery Date in the ownership of the Santon Borrower through the relevant Registry under the laws and flag of the relevant Flag State;

“Santon Supervision Contract” means the contract dated 24 February 2006 made between the Santon Borrower and Iota as may be amended, supplemented, varied, replaced or novated from time to time with the prior written consent of the Bank, relating to the design, building supervision, representation, procurement of machinery and supplies and turn-key delivery of the Santon Ship;

“Santon Third Advance” means an Advance of up to One million five hundred and four thousand Dollars ($1,504,000) made or (as the context may require) to be made available to the Borrowers for the purpose of financing or refinancing in part the payment of the third instalment of the Santon Contract Price falling due before the Delivery Date of the Santon Ship as set out in schedule 3;

“Santon Tranche” means a tranche of the Loan of up to Eight million eight hundred thousand Dollars ($8,800,000) drawn down or to be drawn down in not more than six (6) Advances (being the Santon Advances);

“Second Advance”:

(a)           in relation to the Santon Ship and the Santon Tranche, means the Santon Second Advance; or

(b)           in relation to the Tasman Ship and the Tasman Tranche, means the Tasman Second Advance,

and “Second Advances” means either or both of them;

“Security Documents” means this Agreement, the Corporate Guarantees, the Mortgages, the General Assignments, the Pre-delivery Security Assignments, the Contract Assignment Consents and Acknowledgements, the Refund Guarantee Assignment Consents and Acknowledgements, the Account Pledges, the Manager’s Undertakings and any other agreement or document as may have been or shall from time to time after the date of this Agreement be executed to guarantee and/or secure all or any part of the Loan, interest thereon and other moneys from time to time owing by the Borrowers or either of them or any other Security Party pursuant to this Agreement or any other Security Document (whether or not any such document also secures moneys from time to time owing pursuant to any other document or agreement);

“Security Party” means each Borrower, the Corporate Guarantor, the Manager, each Refund Guarantor and the Builder or any other person who may at any time be a party to any of the Security Documents (other than the Bank);

“Security Period” means the period commencing on the date hereof and terminating upon discharge of the security created by the Security Documents by payment of all monies payable thereunder;

“Security Requirement” means the amount in Dollars (as certified by the Bank whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrowers) which is, at any relevant time:

(a)           during the period commencing on the earlier of (i) the Drawdown Date of the second Delivery Advance to be drawn down and (ii) the last day of the last Drawdown Period to elapse, and ending on the day falling twelve (12) months thereafter (the “Adjustment Date”), One hundred and eleven point eleven per cent (111.11%) of the Loan; or

(b)           during the period commencing on the day falling immediately after the First Adjustment Date and ending on the day when all amounts owing under this Agreement and the other Security Documents have been paid in full, One hundred and twenty five per cent (125%) of the Loan;

“Security Value” means the amount in Dollars (as certified by the Bank whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrowers and the Bank) which is, at any relevant time, the aggregate of (a) the market value of the Mortgaged Ships as most recently determined in accordance with clause 8.2.2 and (b) the market value of any additional security for the time being actually provided to the Bank pursuant to clause 8.2;

“Ships” means, together, the Santon Ship and the Tasman Ship and “Ship” means either of them;

“Ship Security Documents”:

(a)           in relation to the Santon Ship, means the Santon Mortgage, the Santon General Assignment and the Santon Manager’s Undertaking; or

(b)           in relation to the Tasman Ship, means the Tasman Mortgage, the Tasman General Assignment and the Tasman Manager’s Undertaking;

“SMC” means a safety management certificate issued in respect of a Ship in accordance with rule 13 of the Code;

“Supervision Contract” means:

(a)           in relation to the Santon Ship, the Santon Supervision Contract; or

(b)           in relation to the Tasman Ship, the Tasman Supervision Contract,

and “Supervision Contracts” means either or both of them;

“Subsidiary” of a person means any company or entity directly or indirectly controlled by such person, and for this purpose “control” means either the ownership of more than fifty per cent (50%) of the voting share capital (or equivalent rights of ownership) of such company or entity or the power to direct its policies and management, whether by contract or otherwise;

“Tasman Additional Cost” means One million six hundred thousand Dollars ($1,600,000) or such other lesser sum in Dollars as may be payable by the Tasman Borrower to Iota pursuant to the Tasman Supervision Contract, as the cost for services provided by Iota thereunder;

“Tasman Additional Cost Advance” means an Advance of up to $1,280,000 made or (as the context may require) to be made available to the Borrowers for the purpose of financing and/or refinancing part of the Tasman Additional Cost;

“Tasman Advances” means, together, the Tasman Pre-delivery Advances, the Tasman Additional Cost Advance and the Tasman Delivery Advance and “Tasman Advance” means any of them;

“Tasman Borrower” means Tasman Seaways Inc. of 80 Broad Street, Monrovia, Republic of Liberia and includes its successors in title;

“Tasman Construction Cost” means the aggregate of (a) the Tasman Contract Price and (b) the Tasman Additional Cost;

“Tasman Contract” means the shipbuilding contract dated 13 January 2006, made between the Builder and the Tasman Borrower, as may be amended, supplemented, varied, replaced or novated from time to time with the prior written consent of the Bank, relating to the construction and sale by the Builder, and the purchase by the Tasman Borrower, of the Tasman Ship;

“Tasman Contract Assignment Consent and Acknowledgement” means the acknowledgement of notice of, and consent to, the assignment in respect of the Tasman Contract to be given by the Builder in the form scheduled to the Tasman Pre-delivery Security Assignment;

“Tasman Contract Price” means Nine million four hundred thousand Dollars ($9,400,000) or such other lesser sum in Dollars as may be payable by the Tasman Borrower to the Builder pursuant to the Tasman Contract as the purchase price for the Tasman Ship thereunder;

“Tasman Delivery Advance” means an Advance of up to One million eight hundred and eighty thousand Dollars ($1,880,000) made or (as the context may require) to be made available to the Borrowers for the purpose of financing or refinancing in part the final instalment of the Tasman Contract Price falling due on the Delivery Date of the Tasman Ship;

“Tasman First Advance” means an Advance of up to Seven hundred and fifty two thousand Dollars ($752,000) made or (as the context may require) to be made available to the Borrowers for the purpose of refinancing in part the payment of the first instalment of the Tasman Contract Price falling due before the Delivery Date of the Tasman Ship as set out in schedule 3;

“Tasman Fourth Advance” means an Advance of up to One million eight hundred and eighty thousand Dollars ($1,880,000) made or (as the context may require) to be made available to the Borrowers for the purpose of financing or refinancing in part the payment of the fourth instalment of the Tasman Contract Price falling due before the Delivery Date of the Tasman Ship as set out in schedule 3;

“Tasman General Assignment” means the first priority deed of covenant and/or general assignment collateral to the Tasman Mortgage executed or (as the context may require) to be executed by the Tasman Borrower in favour of the Bank in such form as the Bank may require in its sole discretion;

“Tasman Management Agreement” means the management agreement made or (as the context may require) to be made between the Tasman Borrower and the Manager in a form previously approved in writing by the Bank providing (inter alia) for the Manager to manage the Tasman Ship;

“Tasman Manager’s Undertaking” means the first priority undertaking and assignment in relation to the Tasman Ship executed or (as the context may require) to be executed by the Manager in favour of the Bank in such form as the Bank may require in its sole discretion;

“Tasman Mortgage” means the first priority or (as the case may be) preferred mortgage of the Tasman Ship executed or (as the context may require) to be executed by the Tasman Borrower in favour of the Bank in such form as the Bank may require in its sole discretion;

“Tasman Operating Account” means an interest bearing Dollar account of the Tasman Borrower opened or (as the context may require) to be opened by the Tasman Borrower with the Bank and includes any sub-accounts thereof and any other account designated in writing by the Bank to be a Tasman Operating Account for the purposes of this Agreement;

“Tasman Operating Account Pledge” means a first priority pledge executed or (as the context may require) to be executed by the Tasman Borrower in favour of the Bank in respect of the Tasman Operating Account in such form as the Bank may in its sole discretion require;

“Tasman Pre-delivery Advances” means, together, the Tasman First Advance, the Tasman Second Advance, the Tasman Third Advance and the Tasman Fourth Advance and “Tasman Pre-delivery Advance” means any of them;

“Tasman Pre-delivery Security Assignment” means the assignment of the Tasman Contract and the Tasman Refund Guarantees executed or (as the context may require) to be executed by the Tasman Borrower in favour of the Bank in the form set out in schedule 4;

“Tasman Refund Guarantee Assignment Consent and Acknowledgement” means, in relation to each Tasman Refund Guarantee, an acknowledgement of notice of, and consent to, the assignment in respect of that Tasman Refund Guarantee to be given by the relevant Refund Guarantor in the form scheduled to the Tasman Pre-delivery Security Assignment and “Tasman Refund Guarantee Assignment Consents and Acknowledgements” means any or all of them;

“Tasman Refund Guarantees” means, together, the letter of guarantee no. LGG0310200600007 dated 17 March 2006 issued by Bank of Communications, Qingdao Branch as Refund Guarantor in respect of certain of the Builder’s obligations under the Tasman Contract and any other letters of guarantee to be issued by a Refund Guarantor in respect of the Builder’s obligations under the Tasman Contract, pursuant to the Tasman Contract or any agreement supplemental to the Tasman Contract, and any extensions, renewals or replacements to or of any such guarantee(s), in each case in form and substance acceptable to the Bank in its sole discretion and “Tasman Refund Guarantee” means any of them;

“Tasman Second Advance” means an Advance of up to One million five hundred and four thousand Dollars ($1,504,000) made or (as the context may require) to be made available to the Borrowers for the purpose of financing or refinancing in part the payment of the second instalment of the Tasman Contract Price falling due before the Delivery Date of the Tasman Ship as set out in schedule 3;

“Tasman Ship” means the 5,500 dwt (approximately) double-hull oil tanker known on the date of this Agreement as Hull No. QHS-221 at the Builder’s yard, to be constructed and sold by the Builder to the Tasman Borrower pursuant to the Tasman Contract and to be registered on its Delivery Date in the ownership of the Tasman Borrower through the relevant Registry under the laws and flag of the relevant Flag State;

“Tasman Supervision Contract” means the contract dated 24 February 2006 made between the Tasman Borrower and Iota as may be amended, supplemented, varied, replaced or novated from time to time with the prior written consent of the Bank, relating to the design, building supervision, representation, procurement of machinery and supplies and turn-key delivery of the Tasman Ship;

“Tasman Third Advance” means an Advance of up to One million five hundred and four thousand Dollars ($1,504,000) made or (as the context may require) to be made available to the Borrowers for the purpose of financing or refinancing in part the payment of the third instalment of the Tasman Contract Price falling due before the Delivery Date of the Tasman Ship as set out in schedule 3;

“Tasman Tranche” means a tranche of the Loan of up to Eight million eight hundred thousand Dollars ($8,800,000) drawn down or to be drawn down in not more than six (6) Advances (being the Tasman Advances);

“Taxes” includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature together with interest thereon and penalties in respect thereof and “Taxation” shall be construed accordingly;

“Termination Date” means:

(a)           in relation to the Santon Tranche and each Advance thereof, 30 April 2010;

(b)           in relation to the Tasman Tranche and each Advance thereof, 30 November 2008,

or, in each such case, such later date as the Borrowers may request and the Bank may in its absolute discretion consent to;

“Third Advance”:

(a)           in relation to the Santon Ship and the Santon Tranche, means the Santon Third Advance; or

(b)           in relation to the Tasman Ship and the Tasman Tranche, means the Tasman Third Advance,

and “Third Advances” means either or both of them;

“Total Loss” means, in relation to a Ship:

(a)           actual, constructive, compromised or arranged total loss of such Ship; or

(b)           the Compulsory Acquisition of such Ship; or

(c)           the hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of such Ship (other than where the same amounts to the Compulsory Acquisition of such Ship) by any Government Entity, or by persons acting or purporting to act on behalf of any Government Entity, unless such Ship be released and restored to the relevant Borrower (or, if prior to its Delivery Date, the Builder) from such hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation within thirty (30) days after the occurrence thereof;

“Tranche” means:

(a)           in relation to the Santon Ship, the Santon Tranche; or

(b)           in relation to the Tasman Ship, the Tasman Tranche,

and “Tranches” means either or both of them;

“Transferee” has the meaning ascribed thereto in clause 15.4; and

“Underlying Documents” means, together, the Contracts, the Refund Guarantees, the Supervision Contracts and the Management Agreements and “Underlying Document” means any of them.

1.3          Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.4          Construction of certain terms

In this Agreement, unless the context otherwise requires:

1.4.1        references to clauses and schedules are to be construed as references to clauses of, and schedules to, this Agreement and references to this Agreement include its schedules;

1.4.2        references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as amended in accordance with terms thereof, or, as the case may be, with the agreement of the relevant parties;

1.4.3        references to a “regulation” include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority;

1.4.4        words importing the plural shall include the singular and vice versa;

1.4.5        references to a time of day are to London time;

1.4.6        references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

1.4.7        references to a “guarantee” include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and “guaranteed” shall be construed accordingly; and

1.4.8        references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended.

2              The Commitment and the Loan

2.1          Agreement to lend

The Bank, relying upon each of the representations and warranties in clause 7, agrees to lend to the Borrowers, jointly and severally, upon and subject to the terms of this Agreement, the principal sum of up to Seventeen million six hundred thousand Dollars ($17,600,000) in up to twelve (12) Advances comprising two (2) Tranches, namely, the Santon Tranche and the Tasman Tranche.

2.2          Drawdown

Subject to the terms and conditions of this Agreement, each Advance shall be made following receipt by the Bank from the Borrowers of a Drawdown Notice not later than 10:00 a.m. on the second Banking Day before the date, which shall be a Banking Day falling within the relevant Drawdown Period, on which such Advance is intended to be made.  A Drawdown Notice shall be effective on actual receipt by the Bank and, once given, shall, subject as provided in clause 3.6.1, be irrevocable.

2.3          Timing and limitations of Loan, Tranches and Advances

2.3.1        The aggregate amount of the Loan shall not exceed the lower of (a) Seventeen million six hundred thousand Dollars ($17,600,000), (b) eighty per cent (80%) of the aggregate Construction Costs of both of the Ships and (c) eighty per cent (80%) of the aggregate of the market values of the Ships determined in accordance with the valuations of the Ships obtained pursuant to schedule 2, Part 6, paragraph 18.

2.3.2        The aggregate amount of all the Advances for a Ship shall not exceed the lower of (a) Eight million eight hundred thousand Dollars ($8,800,000), (b) eighty per cent (80%) of the Construction Cost of the relevant Ship and (c) eighty per cent (80%) of the market value of the relevant Ship determined in accordance with the valuation of that Ship obtained pursuant to schedule 2, Part 6, paragraph 18.

2.3.3        The amount of each Pre-delivery Advance shall be:

(a)   in the case of each First Advance, not more than $752,000;

(b)   in the case of each Second Advance, not more than $1,504,000;

(c)   in the case of each Third Advance, not more than $1,504,000; and

(d)   in the case of each Fourth Advance, not more than $1,880,000.

2.3.4        Each First Advance:

(a)   shall be applied in or towards payment to the Builder of part of the first instalment of the Contract Price for the Ship relevant to such Advance;

(b)   shall be made when the instalment referred to in paragraph 2.3.4(a) above has become due and payable, as specified in the second column of schedule 3 opposite the relevant First Advance; and

(c)   shall be paid by the Bank to the Builder, unless the relevant Borrower has already paid the relevant first instalment to the Builder when it was due, in which case the relevant First Advance (or part thereof) shall be advanced to the Borrowers in refinancing of such payment.

2.3.5        Each Second Advance:

(a)   shall be applied in or towards payment to the Builder of part of the second instalment of the Contract Price for the Ship relevant to such Advance;

(b)   shall be made when the instalment referred to in paragraph 2.3.5(a) above has become due and payable, as specified in the second column of schedule 3 opposite the relevant Second Advance; and

(c)   shall be paid by the Bank to the Builder, unless the relevant Borrower has already paid the relevant second instalment to the Builder when it was due, in which case the relevant Second Advance (or part thereof) shall be advanced to the Borrowers in refinancing of such payment.

2.3.6        Each Third Advance:

(a)   shall be applied in or towards payment to the Builder of part of the third instalment of the Contract Price for the Ship relevant to such Advance;

(b)   shall be made when the instalment referred to in paragraph 2.3.6(a) above has become due and payable, as specified in the second column of schedule 3 opposite the relevant Third Advance; and

(c)   shall be paid by the Bank to the Builder unless the relevant Borrower has already paid the relevant third instalment to the Builder when it was due, in which case the relevant Third Advance (or part thereof) shall be advanced to the Borrowers in refinancing of such payment.

2.3.7        Each Fourth Advance

(a)   shall be applied in or towards payment to the Builder of part of the fourth instalment of the Contract Price for the Ship relevant to such Advance;

(b)   shall be made when the instalment referred to in paragraph 2.3.7(a) above has become due and payable, as specified in the second column of schedule 3 opposite the relevant Fourth Advance; and

(c)   shall be paid by the Bank to the Builder, unless the relevant Borrower has already paid the relevant fourth instalment to the Builder when it was due, in which case the relevant

Fourth Advance (or part thereof) shall be advanced to the Borrowers in refinancing of such payment.

2.3.8        Each Delivery Advance:

(a)   shall not exceed the lower of:

(i)    One million eight hundred and eighty thousand Dollars ($1,880,000);

(ii)   the amount in Dollars which, when added to the aggregate amount of the Pre-delivery Advances for the relevant Ship actually drawn down, will produce a figure equal to eighty per cent (80%) of the Contract Price of that Ship;

(iii)  the amount in Dollars which, when added to the aggregate amount of the Pre-delivery Advances for the relevant Ship actually drawn down, will produce a figure equal to eighty per cent (80%) of the market value of that Ship determined in accordance with the valuation of such Ship obtained pursuant to schedule 2, Part 6, paragraph 18; and

(iv)  the amount in Dollars which, when added to the aggregate amount of the Pre-delivery Advances for the relevant Ship actually drawn down, will produce a total figure of $7,520,000;

(b)   shall be applied in or towards payment to the Builder of part of the final instalment of the Contract Price for the Ship relevant to such Advance;

(c)   shall be made when the instalment referred to in paragraph 2.3.8(b)(i) above has become due and payable; and

(d)   shall be paid by the Bank to the Builder unless the relevant Borrower has already paid the relevant final instalment to the Builder when it was due, in which case the relevant Delivery Advance (or part thereof) shall be advanced to the Borrowers in refinancing of such payment.

2.3.9        Each Additional Cost Advance:

(a)   shall not exceed the lower of (i) One million two hundred and eighty thousand Dollars ($1,280,000) and (ii) eighty per cent (80%) of the Additional Cost of the Ship relevant to such Additional Cost Advance;

(b)   may not be drawn down unless the Pre-delivery Advances and the Delivery Advance for that Ship have also been drawn down;

(c)   may only be drawn down simultaneously with the Delivery Advance for that Ship; and

(d)   shall be applied in or towards payment to Iota of part of the Additional Cost for the relevant Ship and shall be paid by the Bank to Iota, unless the relevant Borrower has already paid the Additional Cost (or part thereof) for that Ship to Iota when it was due, in which case the relevant Additional Cost Advance (or part thereof) shall be advanced to the Borrowers in refinancing of such payment.

2.4          Availability

Upon receipt of a Drawdown Notice complying with the terms of this Agreement the Bank shall, subject to the provisions of clause 9, on the date specified in the Drawdown Notice, make the relevant Advance available to the Borrowers in accordance with clause 6.2.  The Borrowers acknowledge that payment of any Advance to Iota or, as the case may be, the Builder, in accordance with clause 6.2 shall satisfy the obligation of the Bank to lend that Advance to the Borrowers under this Agreement.

2.5          Termination of Commitment

Any part of the Commitment undrawn and uncancelled by the relevant Termination Date, shall thereupon be automatically cancelled.

2.6          Application of proceeds

Without prejudice to the Borrowers’ obligations under clause 8.1.3, the Bank shall have no responsibility for the application of proceeds of the Loan or any part thereof by the Borrowers.

3              Interest and Interest Periods

3.1          Normal interest rate

The Borrowers shall pay interest on each Tranche in respect of each Interest Period relating thereto on each Interest Payment Date (or, in the case of Interest Periods of more than three (3) months, by instalments, the first three (3) months from the commencement of the Interest Period and the subsequent instalments at intervals of three (3) months or, if shorter, the period from the date of the preceding instalment until the Interest Payment Date relative to such Interest Period) at the rate per annum determined by the Bank to be the aggregate of (a) the Margin and (b) LIBOR for such Interest Period.

3.2          Selection of Interest Periods

The Borrowers may by notice received by the Bank not later than 10:00 a.m. on the second Banking Day before the beginning of each Interest Period, specify whether such Interest Period shall have a duration of one (1) month, three (3) months, six (6) months, nine (9) months or twelve (12) months or such other shorter period as the Borrowers may select and the Bank may, in its absolute discretion, agree.

3.3          Determination of Interest Periods

Every Interest Period shall be of the duration required by, or specified by the Borrowers pursuant to, clause 3.2 but so that:

3.3.1        the initial Interest Period in respect of each Advance shall commence on the Drawdown Date of such Advance and each subsequent Interest Period in respect thereof shall commence on the last day of the previous Interest Period for such Advance;

3.3.2        the initial Interest Period in respect of each Advance in respect of a Ship (after the first Advance to be drawn down in respect of such Ship) shall end on the same day as the then current Interest Period for the Tranche for such Ship and, on the last day of such Interest Period, such Advances shall be consolidated into, and shall thereafter constitute, the Tranche in respect of such Ship;

3.3.3        if any Interest Period in respect of a Tranche would otherwise overrun a Repayment Date for such Tranche, then, in the case of the last Repayment Date for such Tranche, such Interest Period shall end on such Repayment Date, and in the case of any other Repayment Date or Repayment Dates for such Tranche, the relevant Tranche shall be divided into parts so that there is one part in the amount of the repayment instalment or instalments due on each Repayment Date for such Tranche falling during that Interest Period and having an Interest Period ending on the relevant Repayment Date and another part in the amount of the balance of the relevant Tranche having an Interest Period ascertained in accordance with clause 3.2 and the other provisions of this clause 3.3; and

3.3.4        if the Borrowers fail to specify the duration of an Interest Period in accordance with the provisions of clause 3.2 and this clause 3.3, such Interest Period shall have a duration of three (3) months or such other period as shall comply with this clause 3.3.

3.4          Default interest

If the Borrowers fail to pay any sum (including, without limitation, any sum payable pursuant to this clause 3.4) on its due date for payment under any of the Security Documents, the Borrowers shall pay interest on such sum on demand from the due date up to the date of actual payment (as well after as before judgment) at a rate determined by the Bank pursuant to this clause 3.4.  The period beginning on such due date and ending on such date of payment shall be divided into successive periods of not more than six (6) months as selected by the Bank each of which (other than the first, which shall commence on such due date) shall commence on the last day of the preceding such period.  The rate of interest applicable to each such period shall be the aggregate (as determined by the Bank) of (a) two per cent (2%) per annum, (b) the Margin and (c) LIBOR for such period.  Such interest shall be due and payable on the last day of each such period as determined by the Bank and each such day shall, for the purposes of this Agreement, be treated as an Interest Payment Date, provided that, if such unpaid sum is an amount of principal which became due and payable by reason of a declaration by the Bank under clause 10.2.2 or a prepayment pursuant to clauses 4.3, 8.2 or 12.1, on a date other than an Interest Payment Date relating thereto, the first such period selected by the Bank shall be of a duration equal to the period between the due date of such principal sum and such Interest Payment Date and interest shall be payable on such principal sum during such period at a rate two per cent (2%) above the rate applicable thereto immediately before it shall have become so due and payable.  If, for the reasons specified in clause 3.6.1, the Bank is unable to determine a rate in accordance with the foregoing provisions of this clause 3.4, interest on any sum not paid on its due date for payment shall be calculated at a rate determined by the Bank to be two per cent (2%) per annum above the aggregate of the Margin and the cost of funds to the Bank.

3.5          Notification of Interest Periods and interest rate

The Bank shall notify the Borrowers promptly of the duration of each Interest Period and of each rate of interest determined by it under this clause 3.

3.6          Market disruption; non-availability

3.6.1        If and whenever, at any time prior to the commencement of any Interest Period, the Bank shall have determined (which determination shall, in the absence of manifest error, be conclusive):

(a)   that adequate and fair means do not exist for ascertaining LIBOR during such Interest Period; or

(b)   that deposits in Dollars are not available to the Bank in the London Interbank Market in the ordinary course of business in sufficient amounts to fund the Loan for such Interest Period,

the Bank shall forthwith give notice (a “Determination Notice”) thereof to the Borrowers.  A Determination Notice shall contain particulars of the relevant circumstances giving rise to its issue.  After the giving of any Determination Notice the undrawn amount of the Commitment shall not be borrowed until notice to the contrary is given to the Borrowers by the Bank.

3.6.2        During the period of ten (10) days after any Determination Notice has been given by the Bank under clause 3.6.1, the Bank shall certify an alternative basis (the “Substitute Basis”) for maintaining the Loan.  The Substitute Basis may (without limitation) include alternative interest periods, alternative currencies or alternative rates of interest but shall include a margin above the cost of funds to the Bank equivalent to the Margin.  Each Substitute Basis so certified shall be binding upon the Borrowers and shall take effect in accordance with its terms from the date specified in the Determination Notice until such time as the Bank notifies the Borrowers that none of the circumstances specified in clause 3.6.1 continues to exist whereupon the normal interest rate fixing provisions of this Agreement shall apply.

4              Repayment and prepayment

4.1          Repayment

The Borrowers shall repay each Tranche by forty (40) instalments, one such instalment to be repaid on each of the Repayment Dates for such Tranche.  Subject to the provisions of this Agreement, the amount of each of the repayment instalments (other than the last repayment instalment) for each Tranche shall be One hundred and fifty four thousand Dollars ($154,000) and the amount of the last repayment instalment for each Tranche shall be Two million seven hundred and ninety four thousand Dollars ($2,794,000) (comprising a repayment instalment of One hundred and fifty four thousand Dollars ($154,000) and a balloon payment of Two million six hundred and forty thousand Dollars ($2,640,000) (each such balloon payment in relation to a Tranche, the “Balloon Instalment” for that Tranche)).  If the Commitment in respect of either Tranche or part thereof is not drawn in full, the amount of the repayment instalments in respect of the relevant Tranche (including the relevant Balloon Instalment) shall be reduced proportionately.

4.2          Voluntary prepayment

The Borrowers may prepay either Tranche in whole or part (being One hundred thousand Dollars ($100,000) or any larger sum which is an integral multiple of One hundred thousand Dollars ($100,000)) on any Interest Payment Date relating to the part of the Tranche to be prepaid, without premium or penalty.

4.3          Prepayment on Total Loss or demand under Refund Guarantees

4.3.1        Before first drawdown - Ships

On a Ship becoming a Total Loss or suffering damage or being involved in an incident which, in the opinion of the Bank, may result in such Ship being subsequently determined to be a Total Loss, before any Advance for such Ship is drawn down, the obligation of the Bank to advance the Tranche (or part thereof) for such Ship shall immediately cease and the Commitment shall be reduced accordingly.

4.3.2        After first drawdown but prior to Delivery - Ships

(a)   On a Ship becoming a Total Loss or suffering damage or being involved in an incident which, in the opinion of the Bank, may result in such Ship being subsequently determined to be a Total Loss, after any Advance for such Ship has been drawn down but prior to the drawing of the Delivery Advance for such Ship, the obligation of the Bank to advance any other Advance (or part thereof) for such Ship shall immediately cease, the Commitment shall be reduced accordingly and the Borrowers shall prepay the outstanding Pre-delivery Advances for such Ship in full.

(b)   If a claim is made under any Refund Guarantee and such claim is not paid within twenty (20) Banking Days of it being made (whether or not such claim has been referred to the appropriate courts pursuant to the relevant Refund Guarantee), then (a) the obligation of the Bank to advance any other Advance (or any part thereof) for the Ship relevant to such Refund Guarantee shall immediately cease and (b) forthwith on the expiry of such twenty (20) day period the Borrowers shall prepay in full the then outstanding Advances in respect of that Ship Provided however that if the relevant claim made under the Contract to which such Refund Guarantee relates has been referred to arbitration under the terms of such Contract, the time-limit (and the corresponding prepayment obligation of the Borrowers) referred to in paragraph (b) of this clause shall be extended to ninety (90) days of the claim under the relevant Refund Guarantee being made.

4.3.3        Thereafter - Mortgaged Ships

(a)   On the date falling one hundred and twenty (120) days after that on which a Mortgaged Ship became a Total Loss or, if earlier, on the date upon which the insurance proceeds in respect of such Total Loss are, or Requisition Compensation for such Mortgaged Ship is, received by the relevant Borrower (or the Bank pursuant to the Security Documents), the Borrowers shall prepay an amount equal to the higher of (i) the Tranche for such Mortgaged Ship in full (subject to clause 4.3.3(b)) and (ii) the amount of insurance proceeds or Requisition Compensation actually received by the relevant Borrower (or the Bank pursuant to the Security Documents) in respect of such Total Loss.

(b)   Notwithstanding sub-paragraph (a) of this clause 4.3.3, if an Event of Default shall have occurred and be continuing at the time the relevant Mortgaged Ship becomes a Total Loss, the Borrowers shall, on the date specified in such paragraph (a), prepay such part of the Loan as the Bank may require in its sole discretion.

4.3.4        Interpretation

For the purpose of this Agreement, a Total Loss in respect of a Ship shall be deemed to have occurred:

(a)   in the case of an actual total loss of a Ship, on the actual date and at the time such Ship was lost or, if such date is not known, on the date on which such Ship was last reported;

(b)   in the case of a constructive total loss of a Ship, upon the date and at the time notice of abandonment of such Ship is given to the insurers of such Ship for the time being;

(c)   in the case of a compromised or arranged total loss of a Ship, on the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the insurers of such Ship;

(d)   in the case of Compulsory Acquisition of such Ship, on the date upon which the relevant requisition of title or other compulsory acquisition occurs; and

(e)   in the case of hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of a Ship (other than where the same amounts to Compulsory Acquisition of such Ship) by any Government Entity, or by persons purporting to act on behalf of any Government Entity, which deprives the relevant Borrower (or, if prior to its Delivery Date, the Builder) of the use of such Ship for more than thirty (30) days, upon the expiry of the period of thirty (30) days after the date upon which the relevant hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation occurred.

4.4          Amounts payable on prepayment

Any prepayment of all or part of the Loan under this Agreement shall be made together with (a) accrued interest on the amount to be prepaid to the date of such prepayment, (b) any additional amount payable under clauses 6.6 or 12.2 and (c) all other sums payable by the Borrowers to the Bank under this Agreement or any of the other Security Documents including, without limitation, any accrued commitment commission payable under clause 5.1.2 and any amounts payable under clause 11.

4.5          Notice of prepayment; reduction of repayment instalments

4.5.1        No prepayment may be effected under clause 4.2 unless the Borrowers shall have given the Bank at least ten (10) days’ notice of their intention to make such prepayment.  Every notice of prepayment shall be effective only on actual receipt by the Bank, shall be irrevocable, shall specify the Tranche and the amount thereof to be prepaid and shall oblige the Borrowers to make such prepayment on the date specified.

4.5.2        Any amount prepaid pursuant to clause 4.2 in respect of a Tranche shall be applied in reducing the repayment instalments of the relevant Tranche (including the relevant Balloon Instalment) under clause 4.1 in inverse order of their due dates for payment or in any other manner requested in writing by the Borrowers and agreed in writing by the Bank.

4.5.3        Any amount prepaid pursuant to clause 4.3.3(a)(ii) or clause 4.3.3(b) shall be applied in reducing such Advances and/or the repayment instalments of such Tranches, and in such manner, as the Bank may require in its absolute discretion.

4.5.4        Any amount prepaid pursuant to clause 8.2.1(a) shall be applied in prepayment of both Tranches proportionately as between them and in reduction of the repayment instalments of each Tranche in inverse order of their due dates for payment.

4.5.5        The Borrowers may not prepay the Loan or any part thereof save as expressly provided in this Agreement.  No amount prepaid under this Agreement may be re-borrowed.

5              Fees, commitment commission and expenses

5.1          Fees

The Borrowers shall pay to the Bank:

5.1.1        on or prior to the date of this Agreement, an arrangement fee of Fifty two thousand eight hundred Dollars ($52,800) (receipt of which is hereby acknowledged by the Bank on 25 April 2006); and

5.1.2        on each of the dates falling at three (3) monthly intervals after the date of this Agreement until the earlier of (i) the last day of the last Drawdown Period to elapse and (ii) the Drawdown Date of the last Delivery Advance to be drawn down, and on the earlier of such two dates, commitment commission computed from the date of this Agreement (in the case of the first payment of commission) and from the date of the preceding payment of commission (in the case of each subsequent payment) at the rate of zero point three five per cent (0.35%) per annum on the daily undrawn amount of the Commitment.

The fee referred to in clause 5.1.1 and the commitment commission referred to in clause 5.1.2 shall be non-refundable and shall be payable by the Borrowers to the Bank whether or not any part of the Commitment is ever advanced.

5.2          Expenses

The Borrowers shall pay to the Bank on a full indemnity basis on demand all expenses (including legal, printing and out-of-pocket expenses) incurred by the Bank:

5.2.1        in connection with the negotiation, preparation, execution and, where relevant, registration of the Security Documents and of any amendment or extension of or the granting of any waiver or consent under, any of the Security Documents; and

5.2.2        in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under, any of the Security Documents, or otherwise in respect of the moneys owing under any of the Security Documents, together with interest at the rate referred to in clause 3.4 from the date on which such expenses were incurred to the date of payment (as well after as before judgment).

5.3          Value Added Tax

All fees, commitment commission and expenses payable pursuant to this clause 5 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon.  Any value added tax chargeable in respect of any services supplied by the Bank under this Agreement shall, on delivery of the value added tax invoice, be paid in addition to any sum agreed to be paid hereunder.

5.4          Stamp and other duties

The Borrowers shall pay all stamp, documentary, registration or other like duties or taxes imposed on or in connection with any of the Underlying Documents, the Security Documents or the Loan and shall indemnify the Bank against any liability arising by reason of any delay or omission by the Borrowers to pay such duties or taxes.

6              Payments and taxes; accounts and calculations

6.1          No set-off or counterclaim

The Borrowers acknowledge that in performing its obligations under this Agreement, the Bank will be incurring liabilities to third parties in relation to the funding of amounts to the Borrowers, such liabilities matching the liabilities of the Borrowers to the Bank and that it is reasonable for the Bank to be entitled to receive payments from the Borrowers gross on the due date in order that the Bank is put in a position to perform its matching obligations to the relevant third parties.  Accordingly, all payments to be made by the Borrowers under any of the Security Documents shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 6.6, free and clear of any deductions or withholdings, in Dollars (except for charges or expenses which shall be paid in the currency in which they are incurred) on the due date (for value on the day on which payment is due) to such account at such bank and in such place as the Bank may from time to time specify for this purpose.

6.2          Payment by the Bank

All sums to be advanced by the Bank to the Borrowers under this Agreement in respect of an Advance shall be remitted in Dollars on the Drawdown Date for the relevant Advance to the account specified in the Drawdown Notice for such Advance.

6.3          Non-Banking Days

When any payment under any of the Security Documents would otherwise be due on a day which is not a Banking Day, the due date for payment shall be extended to the next following Banking Day unless such Banking Day falls in the next calendar month in which case payment shall be made on the immediately preceding Banking Day.

6.4          Calculations

All interest and other payments of an annual nature under any of the Security Documents shall accrue from day to day and be calculated on the basis of actual days elapsed and a three hundred and sixty (360) day year.

6.5          Certificates conclusive

Any certificate or determination of the Bank as to any rate of interest, rate of exchange or any other amount pursuant to and for the purposes of any of the Security Documents shall, in the absence of manifest error, be conclusive and binding on the Borrowers.

6.6          Grossing-up for Taxes

If at any time the Borrowers are required to make any deduction or withholding in respect of Taxes from any payment due under any of the Security Documents, the sum due from the Borrowers in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Bank receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding), a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Borrowers shall indemnify the Bank against any losses or costs incurred by it by reason of any failure of the Borrowers to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment.  The Borrowers shall promptly deliver to the Bank any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

6.7          Loan account

The Bank shall maintain, in accordance with its usual practice, an account or accounts evidencing the amounts from time to time lent by, owing and paid to, it under the Security Documents.  Such account or accounts shall, in the absence of manifest error, be conclusive as to the amount from time to time owing by the Borrowers under the Security Documents.

7              Representations and warranties

7.1          Continuing representations and warranties

The Borrowers jointly and severally represent and warrant to the Bank that:

7.1.1        Due incorporation

each of the Borrowers and each of the other Security Parties are duly incorporated and validly existing in good standing under the laws of their respective countries of incorporation as Liberian corporations (in the case of the Borrowers), as Marshall Islands corporations (in the case of the Manager and the Corporate Guarantor) or as companies with limited liability (in the case of the other Security Parties), and have power to carry on their respective businesses as they are now being conducted and to own their respective property and other assets;

7.1.2        Corporate power

each of the Borrowers has power to execute, deliver and perform its obligations under the Borrowers’ Security Documents and the Underlying Documents to which it is or is to be a party and to borrow the Commitment and each of the other Security Parties has power to execute and deliver and perform its obligations under the Security Documents and the Underlying Documents to which it is or is to be a party; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on the powers of either Borrower to borrow will be exceeded as a result of borrowing the Loan;

7.1.3        Binding obligations

the Underlying Documents and the Security Documents constitute or will, when executed, constitute valid and legally binding obligations of the relevant Security Parties enforceable in accordance with their respective terms;

7.1.4        No conflict with other obligations

the execution and delivery of, the performance of their obligations under, and compliance with the provisions of, the Underlying Documents and the Security Documents by the relevant Security Parties will not (i) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which either of the Borrowers or any other Security Party is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which either of the Borrowers or any other Security Party is a party or is subject or by which it or any of its property is bound, (iii) contravene or conflict with any provision of the constitutional documents of either of the Borrowers or any other Security Party or (iv) result in the creation or imposition of or oblige either of the Borrowers or any other Security Party to create any Encumbrance (other than a Permitted Encumbrance) on any of the undertakings, assets, rights or revenues of the Borrowers or any other Security Party;

7.1.5        No litigation

no litigation, arbitration or administrative proceeding is taking place, pending or, to the knowledge of any of the officers of the Borrowers, threatened against either of the Borrowers or any other Security Party which could have a material adverse effect on the business, assets or financial condition of either of the Borrowers or any of their Related Companies or any other Security Party;

7.1.6        No filings required

save for (a) the registration of the Mortgages through the relevant Registry and (b) the registration of each Refund Guarantee with the State Administration for Foreign Exchange in the People’s Republic of China, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the Security Documents or any of the Underlying Documents that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to the Security Documents and the Underlying Documents and each of the Security Documents and the Underlying Documents is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

7.1.7        Choice of law

the choice of English law to govern the Underlying Documents and the Security Documents (other than the Mortgages and the Account Pledges), the choice of the law of (i) the relevant Flag State to govern each Mortgage and (ii) Greek law to govern the Account Pledges, and the submissions by the Security Parties to the non-exclusive jurisdiction of the English courts, or, as the case may be, the Greek courts, are valid and binding;

7.1.8        No immunity

neither of the Borrowers nor any other Security Party nor any of their respective assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgement, execution or other enforcement);

7.1.9        Consents obtained

every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by any Security Party to authorise, or required by any Security Party in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of each of the Underlying Documents and the Security Documents or the performance by each Security Party of its obligations under the Underlying Documents and the Security Documents has been obtained or made and is in full force and effect and there has been no default in the observance of any of the conditions or restrictions (if any) imposed in, or in connection with, any of the same; and

7.1.10      Shareholdings

each of the Borrowers and the Manager is a wholly-owned indirect Subsidiary of the Corporate Guarantor and all of the shares in the Corporate Guarantor are legally and ultimately beneficially owned by such persons as disclosed by or on behalf of the Borrowers or any other Security Party to the Bank in the negotiation of this Agreement.

7.2          Initial representations and warranties

The Borrowers jointly and severally further represent and warrant to the Bank that:

7.2.1        Pari passu

the obligations of each Borrower under this Agreement are direct, general and unconditional obligations of such Borrower and rank at least pari passu with all other present and future unsecured and unsubordinated Indebtedness of such Borrower (with the exception of any obligations which are mandatorily preferred by law and not by contract);

7.2.2        No default under other Indebtedness

neither of the Borrowers nor any of their respective Related Companies nor any other Security Party is (nor would with the giving of notice or lapse of time or the satisfaction of any other condition or combination thereof be) in breach of or in default under any other agreement relating to Indebtedness to which it is a party or by which it may be bound;

7.2.3        Information

the information, exhibits and reports furnished by any Security Party to the Bank in connection with the negotiation and preparation of the Security Documents are true and accurate in all material respects and not misleading, do not omit material facts and all reasonable enquiries have been made to verify the facts and statements contained therein; there are no other facts the omission of which would make any fact or statement therein misleading;

7.2.4        No withholding Taxes

no Taxes are imposed by withholding or otherwise on any payment to be made by any Security Party under the Underlying Documents or the Security Documents or are imposed on or by virtue of the execution or delivery by the Security Parties of the Underlying Documents or the Security Documents or any other document or instrument to be executed or delivered under any of the Security Documents;

7.2.5        No Default

no Default has occurred and is continuing;

7.2.6        No Default under Contracts, Supervision Contracts or Refund Guarantees neither Borrower is in default of any of its obligations under the relevant Contract or the relevant Supervision Contract or any of its obligations upon the performance or observance of which depend the continued liability of any Refund Guarantor in accordance with the terms of any Refund Guarantee relating to such Borrower’s Ship;

7.2.7        No Encumbrance in respect of pre-delivery security

neither Borrower has previously charged, encumbered or assigned the benefit of any of its rights, title and interest in or to the Contract or the Supervision Contract or any Refund Guarantee relating to such Borrower’s Ship and such benefit and all such rights, title and interest are freely assignable and chargeable in the manner contemplated by the Security Documents;

7.2.8        The Ships

each Ship will be on the Drawdown Date of the Delivery Advance relevant to such Ship:

(a)   in the absolute ownership of the relevant Borrower who will, on and after such date, be the sole, legal and beneficial owner of such Ship;

(b)   registered in the name of the relevant Borrower through the relevant Registry as a ship under the laws and flag of the relevant Flag State;

(c)   operationally seaworthy and in every way fit for service; and

(d)   classed with the relevant Classification free of all requirements and recommendations of the relevant Classification Society;

7.2.9        Ships’ employment

neither of the Ships is, nor will be, on the Drawdown Date of the relevant Delivery Advance, subject to any charter or contract or to any agreement to enter into any charter or contract which,

if entered into after the date of the relevant Ship Security Documents would have required the consent of the Bank and, on or before the Drawdown Date of the Delivery Advance relevant to a Ship, there will not be any agreement or arrangement whereby the Earnings of that Ship may be shared with any other person;

7.2.10      Freedom from Encumbrances

no Ship, nor its Earnings, Insurances or Requisition Compensation nor its Operating Account nor any other properties or rights which are, or are to be, the subject of any of the Security Documents relating to that Ship nor any part thereof will be, on the Drawdown Date of the Delivery Advance relevant to such Ship, subject to any Encumbrance (other than Permitted Encumbrances);

7.2.11      Compliance with Environmental Laws and Approvals

except as may already have been disclosed by the Borrowers in writing to, and acknowledged in writing by, the Bank:

(a)   the Borrowers and the other Relevant Parties and, to the best of the Borrowers’ knowledge and belief (having made due enquiry), their respective Environmental Affiliates have complied with the provisions of all Environmental Laws;

(b)   the Borrowers and the other Relevant Parties and, to the best of the Borrowers’ knowledge and belief (having made due enquiry), their respective Environmental Affiliates have obtained all Environmental Approvals and are in compliance with all such Environmental Approvals; and

(c)   neither the Borrowers nor any other Relevant Party nor, to the best of the Borrowers’ knowledge and belief (having made due enquiry), any of their respective Environmental Affiliates has received notice of any Environmental Claim that the Borrowers or either of them or any other Relevant Party or any such Environmental Affiliate is not in compliance with any Environmental Law or any Environmental Approval;

7.2.12      No Environmental Claims

except as may already have been disclosed by the Borrowers in writing to, and acknowledged in writing by, the Bank, there is no Environmental Claim pending or, to the best of the Borrowers’ knowledge and belief, threatened against either of the Borrowers or either of the Ships or any other Relevant Party or any other Relevant Ship or, to the best of the Borrowers’ knowledge and belief (having made due enquiry), any of their respective Environmental Affiliates;

7.2.13      No potential Environmental Claims

except as may already have been disclosed by the Borrowers in writing to, and acknowledged in writing by, the Bank, there has been no emission, spill, release or discharge of a Pollutant from either of the Ships or any other Relevant Ship owned by, managed or crewed by or chartered to either of the Borrowers nor, to the best of the Borrowers’ knowledge and belief (having made due enquiry), from any Relevant Ship owned by, managed or crewed by or chartered to any other Relevant Party which could give rise to an Environmental Claim;

7.2.14      No material adverse change

there has been no material adverse change in the financial position of the Borrowers or the Manager or the Corporate Guarantor or any other Relevant Party from that described by the Borrowers to the Bank in the negotiation of this Agreement;

7.2.15      ISPS Code

on the Drawdown Date of the Delivery Advance for a Ship, the relevant Borrower shall have a valid and current ISSC in respect of that Ship and such Ship shall be in compliance with the ISPS Code;

7.2.16      Copies true and complete - commissions

(a)   the copies of each of the Underlying Documents (other than the Refund Guarantees) delivered or to be delivered to the Bank pursuant to clause 9.1 are, or will when delivered be, true and complete copies of such documents; each of such document constitutes valid and binding obligations of the parties thereto enforceable in accordance with its terms and there will have been no amendments or variations thereof or defaults thereunder; and

(b)   there are no address or other commissions payable to either of the Borrowers or any other Relevant Party on account of any of the Contracts and the Supervision Contracts, except as disclosed in writing by or on behalf of the Borrowers or any other Security Party to the Bank prior to the date of this Agreement;

7.2.17      Refund Guarantees

the original executed copy of each Refund Guarantee delivered or to be delivered to the Bank pursuant to clause 9 is, or will when delivered be, a true and complete original of such document; each such document will, when delivered, constitute valid and binding obligations of the relevant Refund Guarantor enforceable in accordance with its terms and there will have been no amendments or variations thereof or defaults thereunder; and

7.2.18      Application for DOC and SMC

the Operator maintains a DOC for itself and, on the Drawdown Date of the Delivery Advance for a Ship, it will have applied, for an SMC in respect of such Ship, and neither of the Borrowers nor the Operator is aware of any reason why any such application may be refused.

7.3          Repetition of representations and warranties

On and as of each Drawdown Date and (except in relation to the representations and warranties in clause 7.2) on each Interest Payment Date, the Borrowers shall (a) be deemed to repeat the representations and warranties in clauses 7.1 and 7.2 as if made with reference to the facts and circumstances existing on such day and (b) be deemed to further represent and warrant to the Bank that the then latest audited financial statements delivered to the Bank (if any) have been prepared in accordance with generally accepted international accounting principles and practices which have been consistently applied and present fairly and accurately the financial position of the Borrowers and the combined financial position of the Borrowers, the Manager and their Related Companies as at the end of the financial period to which the same relate and the results of the operations of the Borrowers and the combined results of the operations of the Borrowers, the Manager and their Related Companies for the financial period to which the same relate, respectively, and, as at the end of such financial period, neither the Borrowers nor the Manager nor any of their Related Companies had any significant liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such financial statements.

8              Undertakings

8.1          General

The Borrowers jointly and severally undertake with the Bank that, from the date of this Agreement and so long as any moneys are owing under any of the Security Documents and while all or any part of the Commitment remains outstanding, each Borrower will:

8.1.1        Notice of Default

(a)   promptly inform the Bank of any occurrence of which it becomes aware which might adversely affect the ability of any Security Party to perform its obligations under any of the Security Documents or the Underlying Documents and, without limiting the generality of the foregoing, will inform the Bank of any Default forthwith upon becoming aware thereof and will from time to time, if so requested by the Bank, confirm to the Bank in writing that, save as otherwise stated in such confirmation, no Default has occurred and is continuing; and

(b)   promptly inform the Bank of any occurrence of which it becomes aware which might adversely affect the ability or rights of either Borrower to make any claims under the Contract or the Supervision Contract or any Refund Guarantee relating to such Borrower’s Ship, which might reduce or release any of the obligations of the Builder or either of them under such Contract or lota under such Supervision Contract or of the relevant Refund Guarantor under such Refund Guarantee (as the case may be);

8.1.2        Consents and licences

without prejudice to clauses 7.1 and 9, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things which may from time to time be necessary or desirable under applicable law for the continued due performance of all the obligations of the Security Parties under each of the Security Documents and the Underlying Documents;

8.1.3        Use of proceeds

use the Loan or, as the case may be, the Advances exclusively for the purpose specified in clauses 1.1 and 2.3;

8.1.4        Pari passu

ensure that its obligations under this Agreement shall, without prejudice to the provisions of clause 8.3 and the security intended to be created by the Security Documents, at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract;

8.1.5        Financial statements

prepare or cause to be prepared financial statements of each of the Borrowers and combined financial statements of the Borrowers, the Corporate Guarantor, the Manager and their Related Companies in accordance with generally accepted international accounting principles and practices consistently applied in respect of each financial year and cause the same to be reported on by their respective auditors and prepare or cause to be prepared unaudited financial statements of each of the Borrowers and combined financial statements of the Borrowers, the Corporate Guarantor, the Manager and their Related Companies in respect of each financial half year on the same basis as the annual statements and deliver to the Bank as many copies of the same as the Bank may reasonably require as soon as practicable but not later than one hundred and eighty (180) days (in the case of audited financial statements) and thirty (30) days (in the case of unaudited financial statements) after the end of the financial period to which they relate;

8.1.6        Delivery of reports

deliver to the Bank as many copies as the Bank may reasonably require of every report, circular, notice or like document issued by the Borrowers, the Corporate Guarantor, the Manager or any of their respective Related Companies to their shareholders or creditors generally, in each case at the time of issue thereof;

8.1.7        Provision of further information

provide the Bank with such financial and other information (including, without limitation, information relating to the Builder and the construction of the Ships) concerning the Borrowers, the other Security Parties, the other Relevant Parties and their respective affairs as the Bank may from time to time reasonably require and shall promptly advise the Bank of all major financial developments in relation to the Borrowers, the other Security Parties and their Related Companies including, without prejudice to the generality of the foregoing, any vessel sales or purchases or any new borrowings;

8.1.8        Obligations under Security Documents

and will procure that each of the other Security Parties will, duly and punctually perform each of the obligations expressed to be assumed by it under the Security Documents and the Underlying Documents;

8.1.9        Compliance with Code

and will procure that any Operator will, comply with, and ensure that each Ship and any Operator at all times complies with, the requirements of the Code, including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto throughout the Security Period;

8.1.10      Withdrawal of DOC and SMC

and will procure that any Operator will, immediately inform the Bank if there is any threatened or actual withdrawal of such Operator’s DOC or the SMC in respect of either Ship;

8.1.11      Issuance of DOC and SMC

and will procure that any Operator will, promptly inform the Bank upon the issuance to any Operator of a DOC and to each Ship of an SMC or the receipt by either of the Borrowers or any Operator of notification that its application for the same has been refused;

8.1.12      ISPS Code compliance

and will procure that the Manager or any Operator will:

(a)   from the Drawdown Date of the Delivery Advance for a Ship and at all times thereafter, maintain a valid and current ISSC in respect of that Ship;

(b)   immediately notify the Bank in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC in respect of either Ship;

(c)   procure that, from the Drawdown Date of the Delivery Advance for a Ship and at all times thereafter, that Ship will comply at all times with the ISPS Code;

8.1.13      “KYC” requirements

deliver to the Bank such documents and evidence as the Bank shall from time to time require, based on applicable law and regulations and the Bank’s own internal guidelines from time to time, in each case, relating to the verification of identity and knowledge of the Bank’s customers;

8.2          Security value maintenance

8.2.1        Security shortfall

If, at any time after the earlier of (i) Drawdown Date of the second Delivery Advance to be drawn down and (ii) the last day of the last Drawdown Period to elapse, the Security Value shall be less than the Security Requirement, the Bank may give notice to the Borrowers requiring that such deficiency be remedied and then the Borrowers shall at its discretion either:

(a)   prepay within a period of fourteen (14) days of the date of receipt by the Borrowers of the Bank’s said notice such sum in Dollars as will result in the Security Requirement after such prepayment (taking into account any other repayment made in accordance with clause 4.1 between the date of the notice and the date of such prepayment) being at least equal to the Security Value; or

(b)   within fourteen (14) days of the date of receipt by the Borrowers of the Bank’s said notice constitute to the satisfaction of the Bank such further security for the Loan as shall be acceptable to the Bank having a value for security purposes (as determined by the Bank in its discretion) at the date upon which such further security shall be constituted which, when added to the Security Value, shall not be less than the Security Requirement as at such date.

The provisions of clauses 4.4, 4.5.4 and 4.5.5 shall apply to prepayments made under clause 8.2.1(a).

8.2.2        Valuation of Mortgaged Ships

Each Mortgaged Ship shall, for the purposes of this clause 8.2, be valued in Dollars as and when the Bank shall require by two (2) independent firms of shipbrokers appointed by the Bank in its sole discretion.  Each such valuation of a Mortgaged Ship shall be addressed to the Bank and made without, unless required by the Bank, physical inspection and on the basis of a sale for prompt delivery for cash at arm’s length on normal commercial terms, as between a willing buyer and a willing seller and without taking into account the benefit of any charterparty or other engagement concerning the relevant Mortgaged Ship.  The arithmetic mean of such valuations shall constitute the value of such Mortgaged Ship for the purposes of this clause 8.2 provided however that if the two (2) valuations in respect of a Mortgaged Ship vary by more than fifteen per cent (15%), the Bank acting in its sole discretion shall appoint a third independent firm of shipbrokers to value such Mortgaged Ship on the same basis as the other two (2) valuations and, in that case, the arithmetic mean of the three (3) valuations shall constitute the value of such Mortgaged Ship for the purpose of this clause 8.2.

The value of each Mortgaged Ship determined in accordance with the provisions of this clause 8.2 shall be binding upon the parties hereto until such time as any such further valuations shall be obtained.

8.2.3        Information

The Borrowers jointly and severally undertake to the Bank to supply to the Bank and to any such shipbrokers such information concerning each Mortgaged Ship and its condition as such shipbrokers may reasonably require for the purpose of making any such valuation.

8.2.4        Costs

All costs in connection with the Bank obtaining any valuation of each of the Mortgaged Ships referred to in clause 8.2.2 and in schedule 2, Part 6, paragraph 18, and any valuation either of any additional security for the purposes of ascertaining the Security Value at any time or necessitated by the Borrowers electing to constitute additional security pursuant to clause 8.2.1(b), shall be borne by the Borrowers.

8.2.5        Valuation of additional security

For the purposes of this clause 8.2, the market value of any additional security provided or to be provided to the Bank shall be determined by the Bank in its absolute discretion without any necessity for the Bank assigning any reason thereto.

8.2.6        Documents and evidence

In connection with any additional security provided in accordance with this clause 8.2, the Bank shall be entitled to receive such evidence and documents of the kind referred to in Error!

Reference source not found. as may in the Bank’s opinion be appropriate and such favourable legal opinions as the Bank shall in its absolute discretion require.

8.3          Negative undertakings

The Borrowers jointly and severally undertake with the Bank that, from the date of this Agreement and so long as any moneys are owing under the Security Documents and while all or any part of the Commitment remains outstanding, they will not, without the prior written consent of the Bank;

8.3.1        Negative pledge

permit any Encumbrance (other than a Permitted Encumbrance) to subsist, arise or be created or extended over all or any part of their respective present or future undertaking, assets, rights or revenues in order to secure or prefer any present or future Indebtedness or other liability or obligation of the Borrowers or either of them or any Security Party or any other person;

8.3.2        No merger

merge or consolidate with any other person;

8.3.3        Disposals

sell, transfer, abandon, lend or otherwise dispose of or cease to exercise direct control over any part (being either alone or when aggregated with all other disposals falling to be taken into account pursuant to this clause 8.3.3 material in the opinion of the Bank in relation to the undertaking, assets, rights and revenues of the relevant Borrower taken as a whole) of their respective present or future undertaking, assets, rights or revenues (otherwise than by transfers, sales or disposals for full consideration in the ordinary course of trading) whether by one or a series of transactions related or not;

8.3.4        Other business

undertake any business other than the ownership and operation of the Ships and the chartering of the Ships to third parties;

8.3.5        Acquisitions

acquire any further assets other than the Ships and rights arising under contracts entered into by or on behalf of the relevant Borrower in the ordinary course of its business of owning, operating and chartering the Ships;

8.3.6        Other obligations

incur any obligations except for obligations arising under the Underlying Documents or the Security Documents or contracts entered into in the ordinary course of their business of owning, operating and chartering the Ships;

8.3.7        No Borrowed Money

incur any Borrowed Money except for Borrowed Money pursuant to the Security Documents;

8.3.8        Repayment of Borrowed Money

repay the principal of, or pay interest on or any other sum in connection with any of their Borrowed Money except for Borrowed Money pursuant to the Security Documents;

8.3.9        Guarantees

issue any guarantees or indemnities or otherwise become directly or contingently liable for the obligations of any person, firm or corporation except pursuant to the Security Documents and except for guarantees or indemnities from time to time required in the ordinary course by any protection and indemnity or war risks association with which a Ship is entered, guarantees required to procure the release of a Ship from any arrest, detention, attachment or levy or guarantees or undertakings required for the salvage of a Ship;

8.3.10      Loans

make any loans or grant any credit (save for normal trade credit in the ordinary course of business) to any person or agree to do so;

8.3.11      Sureties

permit any Indebtedness of the Borrowers to any person (other than the Bank) to be guaranteed by any person (save for guarantees or indemnities from time to time required in the ordinary course by any protection and indemnity or war risks association with which a Ship is entered, guarantees required to procure the release of a Ship from any arrest, detention, attachment or levy or guarantees or undertakings required for the salvage of a Ship);

8.3.12      Share capital and distribution

purchase or otherwise acquire for value any shares of their capital or distribute any of their other present or future assets, undertakings, rights or revenues to any of their shareholders or, following a Default, declare or pay any dividends;

8.3.13      Subsidiaries

form or acquire any Subsidiaries;

8.3.14      Manager

appoint any manager of either of the Ships other than the Manager or terminate or amend the terms of either of the Management Agreements; or

8.3.15      Shareholdings

change, cause or permit any change in, the legal and/or ultimate beneficial ownership of either of the Borrowers or the Corporate Guarantor or the Manager from that existing on the date of this Agreement as specified in clause 7.1.10 Provided however that following the Listing Date such restriction, insofar as it relates to the shares in the Corporate Guarantor, shall only apply in respect of the ultimate beneficial ownership of thirty five per cent (35%) of the issued shares in the Corporate Guarantor which shall at all times after the Listing Date remain ultimately beneficially owned by the persons ultimately beneficially owning all of the shares in the Corporate Guarantor on the date of this Agreement as specified in clause 7.1.10;

8.4          Pre-delivery positive undertakings

The Borrowers hereby jointly and severally undertake and agree with the Bank that they will:

8.4.1        Conveyance on default

where either Ship is (or is to be) sold in exercise of any power contained in the relevant Pre-delivery Security Assignment or otherwise conferred on the Bank, execute, forthwith upon request by the Bank, such form of conveyance of such Ship as the Bank may require;

8.4.2        Flag State

not later than thirty (30) days prior to the Delivery Date of each Ship, obtain the Bank’s written approval of the Flag State for such Ship; and

8.4.3        Mortgage

immediately upon Delivery of each Ship procure that the relevant Borrower shall execute, and procure the registration of, the Mortgage over such Ship under the laws and flag of the relevant Flag State and provide all other documents and evidence as specified in Part 6 of schedule 2 in respect of such Ship.

8.5          Pre-delivery negative undertaking

The Borrowers hereby jointly and severally further undertake and agree with the Bank that they will not, without the prior written consent of the Bank (and then only subject to such conditions as the Bank may impose), let or agree to let either Ship:

8.5.1        on demise charter for any period; or

8.5.2        by any time or consecutive voyage charter for a term which exceeds or which by virtue of any optional extensions therein contained may exceed twelve (12) months’ duration; or

8.5.3        on terms whereby more than two (2) months’ hire (or the equivalent) is payable in advance; or

8.5.4        below the market rate prevailing at the time when the relevant Ship is fixed.

9              Conditions

9.1          Documents and evidence

9.1.1        Commitment

The obligation of the Bank to make the Commitment available shall be subject to the condition that the Bank or its duly authorised representative shall have received, not later than two (2) Banking Days before the date of this Agreement, the documents and evidence specified in Part 1 of Error! Reference source not found., in form and substance satisfactory to the Bank.

9.1.2        First Advances

The obligation of the Bank to make available the First Advance in respect of a Ship shall be subject to the condition that the Bank or its duly authorised representative shall have received, on or prior to the drawdown of the relevant First Advance, the relevant documents and evidence specified in Part 2 of schedule 2 in respect of such Ship, in form and substance satisfactory to the Bank.

9.1.3        Second Advances

The obligation of the Bank to make available the Second Advance in respect of a Ship shall be subject to the condition that the Bank or its duly authorised representative shall have received, on or prior to the drawdown of the relevant Second Advance, the relevant documents and evidence specified in Part 3 of schedule 2 in respect of such Ship, in form and substance satisfactory to the Bank.

9.1.4        Third Advances

The obligation of the Bank to make available the Third Advance in respect of a Ship shall be subject to the condition that the Bank or its duly authorised representative shall have received, on or prior to the drawdown of the relevant Third Advance, the relevant documents and evidence specified in Part 4 of schedule 2 in respect of such Ship, in form and substance satisfactory to the Bank.

9.1.5        Fourth Advances

The obligation of the Bank to make available the Fourth Advance in respect of a Ship shall be subject to the condition that the Bank or its duly authorised representative shall have received, on or prior to the drawdown of the relevant Fourth Advance, the relevant documents and evidence specified in Part 5 of schedule 2 in respect of such Ship, in form and substance satisfactory to the Bank.

9.1.6        Delivery Advances

The obligation of the Bank to make available the Delivery Advance in respect of a Ship shall be subject to the condition that the Bank or its duly authorised representative shall have received, on or prior to the drawdown of the relevant Delivery Advance, the documents and evidence specified in Part 6 of Error! Reference source not found. in respect of such Ship, in form and substance satisfactory to the Bank.

9.1.7        Additional Cost Advances

The obligation of the Bank to make available the Additional Cost Advance in respect of a Ship shall be subject to the condition that the Bank or its duly authorised representative shall have received, on or prior to the drawdown of the Additional Cost Advance for such Ship, the documents and evidence specified in Part 7 of schedule 2 in respect of such Ship, in form and substance satisfactory to the Bank.

9.2          General conditions precedent

The obligation of the Bank to make any Advance available shall be subject to the further conditions that, at the time of the giving of the Drawdown Notice in respect of the relevant Advance and at the time of the making of the relevant Advance:

9.2.1        the representations and warranties contained in (i) clauses 7.1, 7.2 and 7.3(b) and (ii) clause 4 of each Corporate Guarantee, are true and correct on and as of each such time as if each was made with respect to the facts and circumstances existing at such time; and

9.2.2        no Default shall have occurred and be continuing or would result from the making of such Advance.

9.3          Waiver of conditions precedent

The conditions specified in this clause 9 are inserted solely for the benefit of the Bank and may be waived by the Bank in whole or in part and with or without conditions.

9.4          Further conditions precedent

Not later than five (5) Banking Days prior to each Drawdown Date and not later than five (5) Banking Days prior to each Interest Payment Date, the Bank may request and the Borrowers shall, not later than two (2) Banking Days prior to such date, deliver to the Bank on such request further favourable certificates and/or opinions as to any or all of the matters which are the subject of clauses 7, 8, 9 and 10 of this Agreement.

10             Events of Default

10.1          Events

There shall be an Event of Default if:

10.1.1                     Non-payment: any Security Party fails to pay any sum payable by it under any of the Security Documents or the Underlying Documents at the time, in the currency and in the manner stipulated in the Security Documents or the Underlying Documents (and so that, for this purpose, sums payable on demand shall be treated as having been paid at the stipulated time if paid within three (3) Banking Days of demand); or

10.1.2                     Breach of Insurance and certain other obligations: either of the Borrowers or the Manager fails to obtain and/or maintain the Insurances (in accordance with the requirements of the Security Documents) for either of the Ships or if any insurer in respect of such Insurances cancels any of such Insurances or disclaims liability by reason, in either case, of mis-statement in any proposal for any of such Insurances or for any other failure or default on the part of the Borrowers or either of them or any other person or the Borrowers commit any breach of or omit to observe any of the obligations or undertakings expressed to be assumed by them under clauses 8.2, 8.3, 8.4 or 8.5 of this Agreement or either Corporate Guarantor commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under clause 5.2 of the Corporate Guarantee to which it is a party; or

10.1.3                     Breach of other obligations: any Security Party commits any breach of or omits to observe any of its obligations or undertakings expressed to be assumed by it under any of the Security Documents or any of the Underlying Documents (other than those referred to in clauses 10.1.1, 10.1.2 and 10.1.3 above) and, in respect of any such breach or omission which in the opinion of the Bank is capable of remedy, such action as the Bank may require shall not have been taken within fourteen (14) days of the Bank notifying the relevant Security Party of such default and of such required action; or

10.1.4                     Misrepresentation: any representation or warranty made or deemed to be made or repeated by or in respect of any Security Party in or pursuant to any of the Security Documents or in any notice, certificate or statement referred to in or delivered under any of the Security Documents or any of the Underlying Documents is or proves to have been incorrect or misleading in any material respect; or

10.1.5                     Cross-default: any Indebtedness of any Relevant Party is not paid when due or any Indebtedness of any Relevant Party becomes (whether by declaration or automatically in accordance with the relevant agreement or instrument constituting the same) due and payable prior to the date when it would otherwise have become due (unless as a result of the exercise by the relevant Relevant Party of a voluntary right of prepayment) or any creditor of any Relevant Party becomes entitled to declare any such Indebtedness due and payable or any facility or commitment available to any Relevant Party relating to Indebtedness is withdrawn, suspended or cancelled by reason of any default (howsoever described) of the person concerned unless the relevant Relevant Party shall have satisfied the Bank that such withdrawal, suspension or cancellation will not affect or prejudice in any way the relevant Relevant Party’s ability to pay its debts as they fall due and fund its commitments, or any guarantee given by any Relevant Party in respect of Indebtedness is not honoured when due and called upon; or

10.1.6                     Legal process: any judgment or order made against any Relevant Party is not stayed or complied with within seven (7) days or a creditor attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any of the undertakings, assets, rights or revenues of any Relevant Party and is not discharged within seven (7) days; or

10.1.7                     Insolvency: any Relevant Party is unable or admits inability to pay its debts as they fall due; suspends making payments on any of its debts or announces an intention to do so; becomes insolvent; has assets the value of which is less than the value of its liabilities (taking into account contingent and prospective liabilities); or suffers the declaration of a moratorium in respect of any of its Indebtedness; or

10.1.8                     Reduction or loss of capital: a meeting is convened by any Relevant Party for the purpose of passing any resolution to purchase or reduce its share capital or to redeem any of its shares; or

10.1.9                     Winding up: any corporate action, legal proceedings or other procedure or step is taken for the purpose of winding up any Relevant Party or an order is made or resolution passed for the winding up of any Relevant Party or a notice is issued convening a meeting for the purpose of passing any such resolution; or

10.1.10               Administration: any petition is presented, notice given or step is taken for the purpose of the appointment of an administrator of any Relevant Party or the Bank believes that any such petition or other step is imminent or an administration order is made in relation to any Relevant Party; or

10.1.11               Appointment of receivers and managers: any administrative or other receiver is appointed of any Relevant Party or any part of its assets and/or undertaking or any other steps are taken to enforce any Encumbrance over all or any part of the assets of any Relevant Party; or

10.1.12               Compositions: any corporate action, legal proceedings or other procedures or steps are taken, or negotiations commenced, by any Relevant Party or by any of its creditors with a view to the general readjustment or rescheduling of all or part of its indebtedness or to proposing any kind of composition, compromise or arrangement involving such company and any of its creditors; or

10.1.13               Analogous proceedings: there occurs, in relation to any Relevant Party, in any country or territory in which any of them carries on business or to the jurisdiction of whose courts any part of their assets is subject, any event which, in the reasonable opinion of the Bank, appears in that country or territory to correspond with, or have an effect equivalent or similar to, any of those mentioned in clauses 10.1.6 to 10.1.12 (inclusive) or any Relevant Party otherwise becomes subject, in any such country or territory, to the operation of any law relating to insolvency, bankruptcy or liquidation; or

10.1.14               Cessation of business: any Relevant Party suspends or ceases or threatens to suspend or cease to carry on its business; or

10.1.15               Seizure: all or a material part of the undertaking, assets, rights or revenues of, or shares or other ownership interests in, any Relevant Party are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any government; or

10.1.16               Invalidity: any of the Security Documents shall at any time and for any reason become invalid or unenforceable or otherwise cease to remain in full force and effect, or if the validity or enforceability of any of the Security Documents shall at any time and for any reason be contested by any Security Party which is a party thereto, or if any such Security Party shall deny that it has any, or any further, liability thereunder; or

10.1.17               Unlawfulness: it becomes impossible or unlawful at any time for any Security Party, to fulfil any of the covenants and obligations expressed to be assumed by it in any of the Security Documents or for the Bank to exercise the rights or any of them vested in it under any of the Security Documents or otherwise; or

10.1.18               Repudiation: any Security Party repudiates any of the Security Documents or does or causes or permits to be done any act or thing evidencing an intention to repudiate any of the Security Documents; or

10.1.19               Encumbrances enforceable: any Encumbrance (other than Permitted Liens) in respect of any of the property (or part thereof) which is the subject of any of the Security Documents becomes enforceable; or

10.1.20               Material adverse change: there occurs, in the reasonable opinion of the Bank, a material adverse change in the financial condition of any Relevant Party by reference to the financial position of that Relevant Party as described by or on behalf of the Borrowers or any Security Party to the Bank in the negotiation of this Agreement; or

10.1.21               Arrest: either Ship is arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory lien or other claim or otherwise taken from the possession of the relevant Borrower and such Borrower shall fail to procure the release of such Ship within a period of fifteen (15) days thereafter; or

10.1.22               Registration: the registration of either Ship under the laws and flag of the relevant Flag State is cancelled or terminated without the prior written consent of the Bank or if such registration of either Ship is not renewed at least forty five (45) days prior to the expiry of such registration; or

10.1.23               Unrest: any Flag State becomes involved in hostilities or civil war or there is a seizure of power in any Flag State by unconstitutional means if, in any such case, such event could in the opinion of the Bank reasonably be expected to have a material adverse effect on the security constituted by any of the Security Documents; or

10.1.24               Environment: either of the Borrowers and/or any other Relevant Party and/or any of their respective Environmental Affiliates fails to comply with any Environmental Law or any Environmental Approval or either of the Borrowers and/or any other Relevant Party and/or any of their respective Environmental Affiliates or either Ship or any other Relevant Ship is involved in any incident which gives rise or may give rise to an Environmental Claim if, in any such case, such non-compliance or incident or the consequences thereof could, in the opinion of the Bank reasonably be expected to have a material adverse effect on the business, assets, operations, property or financial condition of either of the Borrowers or any other Security Party or on the security constituted by any of the Security Documents; or

10.1.25               P&I: either Borrower or the Manager or any other person fails or omits to comply with any requirements of the protection and indemnity association or other insurer with which a Ship is entered for insurance or insured against protection and indemnity risks (including oil pollution risks) to the effect that any cover (including, without limitation, any cover in respect of liability for Environmental Claims arising in jurisdictions where such Ship operates or trades) is or may be liable to cancellation, qualification or exclusion at any time; or

10.1.26               Shareholdings: there is any change in the legal and/or ultimate beneficial ownership of any of the shares of any of the Borrowers, the Manager or the Corporate Guarantor from that existing on the date of this Agreement as specified in clause 7.1.10 save for any change in respect of the shares in the Corporate Guarantor following the Listing Date which does not result in less than thirty five per cent (35%) of the issued shares in the Corporate Guarantor being ultimately beneficially owned by the persons who are the ultimate beneficial owners of all the shares in the Corporate Guarantor on the date of this Agreement as specified in clause 7.1.10; or

10.1.27               Termination or variation of, or dispute under, Contracts and Supervision Contracts:  any Contract or Supervision Contract is terminated or rescinded for any reason whatsoever; or any Contract or Supervision Contract is frustrated; or any Contract or Supervision Contract is varied in any manner not permitted by or pursuant to the relevant Pre-delivery Security Assignment or this Agreement; or there is any dispute or litigation or any other proceedings between the relevant parties under or in respect of any Contract or any Supervision Contract; or

10.1.28               Termination of Refund Guarantees:  any Refund Guarantee expires or is repudiated, cancelled, rescinded or otherwise terminated (other than by the return of such Refund Guarantee by the relevant Borrower to the Builder and/or the relevant Refund Guarantor following the Delivery of the Ship to which such Refund Guarantee relates); or

10.1.29               Non-delivery of Ships: either Ship is not delivered to, and accepted by, the relevant Borrower under the relevant Contract or the Delivery Advance for either Ship is not drawn down, in either case, on or before the end of the Drawdown Period for the Delivery Advance relevant to such Ship; or

10.1.30               Accounts: moneys are withdrawn from any of the Accounts other than in accordance with clause 14; or

10.1.31               Licenses, etc:  any license, authorisation, consent or approval at any time necessary to enable any Security Party to comply with its obligations under the Security Documents or the Underlying Documents is revoked or withheld or modified or is otherwise not granted or fails to remain in full force and effect or if any exchange control or other law or regulation shall exist which would make any transaction under the Security Documents or the Underlying Documents or the continuation thereof, unlawful or would prevent the performance by any Security Party of any term of any of the Security Documents or the Underlying Documents; or

10.1.32               Material events: any other event occurs or circumstance arises which, in the reasonable opinion of the Bank, is likely materially and adversely to affect either (i) the ability of any Security Party to perform all or any of its obligations under or otherwise to comply with the terms of any of the Security Documents or (ii) the security created by any of the Security Documents.

10.2          Acceleration

The Bank may, without prejudice to any other rights of the Bank, at any time after the happening of an Event of Default by notice to the Borrowers declare that:

10.2.1        the obligation of the Bank to make the Commitment available shall be terminated, whereupon the Commitment shall be reduced to zero forthwith; and/or

10.2.2        the Loan and all interest and commitment commission accrued and all other sums payable under the Security Documents have become due and payable, whereupon the same shall, immediately or in accordance with the terms of such notice, become due and payable.

10.3          Demand basis

If, pursuant to clause 10.2.2, the Bank declares the Loan to be due and payable on demand, the Bank may by written notice to the Borrowers (a) call for repayment of the Loan on such date as may be specified whereupon the Loan shall become due and payable on the date so specified together with all interest and commitment commission accrued and all other sums payable under this Agreement or (b) withdraw such declaration with effect from the date specified in such notice.

11             Indemnities

11.1          Miscellaneous indemnities

The Borrowers shall on demand indemnify the Bank, without prejudice to any of the Bank’s other rights under any of the Security Documents, against any loss (including loss of Margin) or expense which the Bank shall certify as sustained or incurred by it as a consequence of:

11.1.1        any default in payment by the Borrowers of any sum under any of the Security Documents when due;

11.1.2        the occurrence of any other Event of Default;

11.1.3        any prepayment or reduction of a Tranche or part thereof being made under clauses 4.3, 8.2.1 or 12.1 or any other repayment or prepayment of a Tranche or part thereof being made otherwise than on an Interest Payment Date relating to the part of the Tranche prepaid or repaid; or

11.1.4        any Advance not being made for any reason (excluding any default by the Bank) after the Drawdown Notice in relation thereto has been given,

including, in any such case, but not limited to, any loss or expense sustained or incurred in maintaining or funding a Tranche or any part thereof or in liquidating or re-employing deposits from third parties acquired to effect or maintain a Tranche or any part thereof.

11.2        Currency indemnity

If any sum due from the Borrowers under any of the Security Documents or any order or judgment given or made in relation thereto has to be converted from the currency (the “first currency”) in which the same is payable under the relevant Security Document or under such order or judgment into another currency (the “second currency”) for the purpose of (a) making or filing a claim or proof against the Borrowers or either of them, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to any of the Security Documents, the Borrowers shall indemnify and hold harmless the Bank from and against any loss suffered as a result of any difference between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which the Bank may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.  Any amount due from the Borrowers under this clause 11.2 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of any of the Security Documents and the term “rate of exchange” includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

11.3        Environmental indemnity

The Borrowers shall indemnify the Bank on demand and hold the Bank harmless from and against all costs, expenses, payments, charges, losses, demands, liabilities, actions, proceedings (whether civil or criminal), penalties, fines, damages, judgements, orders, sanctions or other outgoings of whatever nature which may be suffered, incurred or paid by, or made or asserted against the Bank at any time, whether before or after the repayment in full of principal and interest under this Agreement, relating to, or arising directly or indirectly in any manner or for any cause or reason whatsoever out of an Environmental Claim made or asserted against the Bank if such Environmental Claim would not have been, or been capable of being, made or asserted against the Bank if it had not entered into any of the Security Documents and/or exercised any of its rights, powers and discretions thereby conferred and/or performed any of its obligations thereunder and/or been involved in any of the transactions contemplated by the Security Documents.

11.4        Central Bank or European Central Bank reserve requirements indemnity

The Borrowers shall on demand promptly indemnify the Bank against any cost incurred or loss suffered by it as a result of its complying with the minimum reserve requirements of the European Central Bank and/or with respect to maintaining required reserves with the relevant national Central Bank to the extent that such compliance relates to the Commitment or the Loan or deposits obtained by it to fund or maintain the whole or part of the Loan and such cost or loss is not recoverable by the Bank under clause 12.2.

12           Unlawfulness and increased costs

12.1        Unlawfulness

If it is or becomes contrary to any law or regulation for the Bank to make any Advance or to maintain the Commitment or fund the Loan, the Bank shall promptly give notice to the Borrowers whereupon (a) the Commitment shall be reduced to zero and (b) the Borrowers shall be obliged to prepay the Loan either (i) forthwith or (ii) on a future specified date not being earlier than the latest date permitted by the relevant law or regulation together with interest and commitment commission accrued to the date of prepayment and all other sums payable by the Borrowers under this Agreement.

12.2        Increased costs

If the result of any change in, or in the interpretation or application of, or the introduction of, any law or any regulation, request or requirement (whether or not having the force of law, but, if not having the force of law, with which the Bank or, as the case may be, its holding company habitually complies), including (without limitation) those relating to Taxation, capital adequacy, liquidity, reserve assets, cash ratio deposits and special deposits, is to:

12.2.1      subject the Bank to Taxes or change the basis of Taxation of the Bank with respect to any payment under any of the Security Documents (other than Taxes or Taxation on the overall net income, profits or gains of the Bank imposed in the jurisdiction in which its principal or lending office under this Agreement is located); and/or

12.2.2      increase the cost to, or impose an additional cost on, the Bank or its holding company in making or keeping the Commitment available or maintaining or funding all or part of the Loan; and/or

12.2.3      reduce the amount payable or the effective return to the Bank under any of the Security Documents; and/or

12.2.4      reduce the Bank’s or its holding company’s rate of return on its overall capital by reason of a change in the manner in which it is required to allocate capital resources to the Bank’s obligations under any of the Security Documents; and/or

12.2.5      require the Bank or its holding company to make a payment or forego a return on or calculated by reference to any amount received or receivable by the Bank under any of the Security Documents; and/or

12.2.6      require the Bank or its holding company to incur or sustain a loss (including a loss of future potential profits) by reason of being obliged to deduct all or part of the Commitment or the Loan from its capital for regulatory purposes, then and in each such case (subject to clause 12.3):

(a)   the Bank shall notify the Borrowers in writing of such event promptly upon its becoming aware of the same; and

(b)   the Borrowers shall on demand pay to the Bank the amount which the Bank specifies (in a certificate and supporting documents setting forth and evidencing the basis of the computation of such amount but not including any matters which the Bank or its holding company regards as confidential) is required to compensate the Bank and/or (as the case may be) its holding company for such liability to Taxes, cost, reduction, payment, foregone return or loss.

For the purposes of this clause 12.2, “holding company” means the company or entity (if any) within the consolidated supervision of which the Bank is included.

12.3        Exception

Nothing in clause 12.2 shall entitle the Bank to receive any amount in respect of compensation for any such liability to Taxes, increased or additional cost, reduction, payment, foregone return or loss to the extent that the same is the subject of an additional payment under clause 6.6.

13           Security and set-off

13.1        Application of moneys

All moneys received by the Bank under or pursuant to any of the Security Documents and expressed to be applicable in accordance with the provisions of this clause 13.1 shall be applied by the Bank in the following manner:

13.1.1      first, in or towards payment of all unpaid costs, expenses, fees and commitment commission which may be owing to the Bank under any of the Security Documents;

13.1.2      secondly, in or towards payment of any arrears of interest owing in respect of the Loan or any part thereof;

13.1.3      thirdly, in or towards repayment of the Loan (whether the same is due and payable or not);

13.1.4      fourthly, in or towards payment to the Bank for any loss suffered by reason of any such payment in respect of principal not being effected on an Interest Payment Date relating to the part of the Loan repaid;

13.1.5      fifthly, in or towards payment to the Bank of any other sums owing to it under any of the Security Documents; and

13.1.6      sixthly, the surplus (if any) shall be paid to the Borrowers or to whomsoever else may be entitled to receive such surplus.

13.2        Set-off

13.2.1      The Borrowers authorise the Bank (without prejudice to any of the Bank’s rights at law, in equity or otherwise), at any time and without prior notice to the Borrowers, to apply any credit balance to which the Borrowers or either of them is then entitled standing upon any account of the Borrowers or either of them with any branch of the Bank in or towards satisfaction of any sum due and payable from the Borrowers or either of them to the Bank under any of the Security Documents.  For this purpose, the Bank is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application.

13.2.2      The Bank shall not be obliged to exercise any right given to it by this clause 13.2.  The Bank shall notify the Borrowers forthwith upon the exercise or purported exercise of any right of set-off giving full details in relation thereto.

13.3        Further assurance

The Borrowers jointly and severally undertake with the Bank that the Security Documents shall both at the date of execution and delivery thereof and so long as any moneys are owing under any of the Security Documents be valid and binding obligations of the respective parties thereto and rights of the Bank enforceable in accordance with their respective terms and that it will, at its expense, execute, sign, perfect and do, and will procure the execution, signing, perfecting and doing by each of the other Security Parties of, any and every such further assurance, document, act or thing as in the reasonable opinion of the Bank may be necessary or desirable for perfecting the security contemplated or constituted by the Security Documents.

13.4        Conflicts

In the event of any conflict between this Agreement and any of the other Borrowers’ Security Documents, the provisions of this Agreement shall prevail.

14           Operating Accounts

14.1        General

The Borrowers jointly and severally undertake with the Bank that they will:

14.1.1      on or before the date of this Agreement, open each of the Accounts; and

14.1.2      procure that all moneys payable to each Borrower in respect of the Earnings of such Borrower’s Ship shall, unless and until the Bank directs to the contrary pursuant to the provisions of the relevant General Assignment, be paid to the Operating Account for such Ship, Provided however that if any of the moneys paid to the relevant Operating Account are payable in a currency other than Dollars, the Bank shall (and each Borrower in respect of its Operating Account hereby irrevocably instructs the Bank to) convert such moneys into Dollars at the Bank’s spot rate of exchange at the relevant time for the purchase of Dollars with such currency and the term “spot rate of exchange” shall include any premium and costs of exchange payable in connection with the purchase of Dollars with such currency.

14.2        Operating Accounts: withdrawals

Unless the Bank otherwise agrees in writing, neither Borrower shall be entitled to withdraw any moneys from its Operating Account at any time from the date of this Agreement and so long as any moneys are owing under the Security Documents save that, unless and until a Default shall occur and the Bank shall direct to the contrary, each Borrower may withdraw moneys from its Operating Account for the following purposes:

14.2.1      to transfer to the Retention Account on each Retention Date all or part of the Retention Amount for such Retention Date;

14.2.2      to pay any unpaid costs, expenses, fees and commitment commission which may be owing to the Bank under any of the Security Documents;

14.2.3      to pay any amount to the Bank in or towards payments of any instalments of interest or principal or any other amounts then payable pursuant to the Security Documents;

14.2.4      to pay the proper and reasonable expenses of its Ship;

14.2.5      to pay the proper and reasonable expenses of administering its affairs; and

14.2.6      to pay any other amounts to the extent permitted by clause 8.3.12,

Provided however that if, in the opinion of the Bank, there are insufficient sums standing to the credit of the Operating Accounts to meet principal and interest falling due on the next Repayment Date and the next Interest Payment Date or any other moneys which are or will become due and payable to the Bank, the Borrowers shall not be entitled to make any withdrawal under clauses 14.2.4 and 14.2.5 without the prior written consent of the Bank.

14.3        Retention Account: credits and withdrawals

14.3.1      The Borrowers hereby jointly and severally undertake with the Bank that they will, from the date of this Agreement and so long as any moneys are owing under the Security Documents, on each Retention Date pay to the Bank for credit to the Retention Account, the Retention Amount for such Retention Date provided however that, to the extent that there are moneys standing to the credit of the Operating Accounts (or either of them) as at the relevant Retention Date, such moneys shall, up to an amount equal to the Retention Amount, be transferred to the Retention Account on that Retention Date (and each of the Borrowers in respect of its own Operating Account hereby irrevocably authorises the Bank to effect each such transfer) and to that extent the Borrowers’ obligations to make the payments referred to in this clause 14.3.1 shall have been fulfilled upon such transfer being effected.

14.3.2      Unless and until there shall occur an Event of Default (whereupon the provisions of clause 14.4 shall apply), all Retention Amounts credited to the Retention Account together with interest from time to time accruing or at any time accrued thereon shall be applied by the Bank (and the Borrowers hereby irrevocably authorise the Bank so to apply the same) upon each Repayment Date and/or on each day that interest is payable pursuant to clause 3.1, in or towards payment to the Bank of the instalment then falling due for repayment or, as the case may be, the amount of interest then due.  Each such application by the Bank shall constitute a payment in or towards satisfaction of the Borrowers’ corresponding payment obligations under this Agreement but shall be strictly without prejudice to the obligations of each of the Borrowers to make any such payment to the extent that the aforesaid application by the Bank is insufficient to meet the same.

14.3.3      Unless the Bank otherwise agrees in writing and subject to clause 14.3.2, neither of the Borrowers shall be entitled to withdraw any moneys from the Retention Account at any time from the date of this Agreement and so long as any moneys are owing under the Security Documents.

14.4        Deductions

The Bank shall be entitled (but not obliged) at any time to deduct from the balance for the time being standing to the credit of any Account all other moneys which may fall due to be paid to the Bank under the terms of this Agreement and the other Security Documents or otherwise howsoever in connection with the Loan.

14.5        Pledging of Operating Accounts

The Accounts and all amounts from time to time standing to the credit thereof shall be subject to the security constituted and the rights conferred by the Account Pledges.

15           Assignment, transfer and lending office

15.1        Benefit and burden

This Agreement shall be binding upon, and enure for the benefit of, the Bank and the Borrowers and their respective successors in title.

15.2        No assignment by Borrowers

Neither of the Borrowers may assign or transfer any of its rights or obligations under this Agreement.

15.3        Assignment by Bank

The Bank may assign all or any part of its rights under this Agreement or under any of the other Security Documents to any other bank or financial institution (an “Assignee”) without the consent of the Borrowers (the Borrowers consenting to any such assignment by their execution of this Agreement).

15.4        Transfer

The Bank may transfer all or any part of its rights, benefits and/or obligations under this Agreement and/or any of the other Security Documents to any one or more banks or other financial institutions (a “Transferee”) without the consent of the Borrowers (the Borrowers consenting to any such transfer by their execution of this Agreement) if the Transferee, by delivery of such undertaking as the Bank may approve, becomes bound by the terms of this Agreement and agrees to perform all or, as the case may be, part of the Bank’s obligations under this Agreement.

15.5        Documenting assignments and transfers

If the Bank assigns all or any part of its rights or transfers all or any part of its rights, benefits and/or obligations as provided in clauses 15.3 or 15.4, the Borrowers jointly and severally undertake, immediately on being requested to do so by the Bank and at the cost of the Bank, to enter into, and procure that the other Security Parties shall enter into, such documents as may be necessary or desirable to transfer to the Assignee or Transferee all or the relevant part of the Bank’s interest in the Security Documents and all relevant references in this Agreement to the Bank shall thereafter be construed as a reference to the Bank and/or its Assignee or Transferee (as the case may be) to the extent of their respective interests.

15.6        Lending office

The Bank shall lend through its office at the address specified in the definition of “Bank” in clause 1.2 or through any other office of the Bank selected from time to time by it through which the Bank wishes to lend for the purposes of this Agreement.  If the office through which the Bank is lending is changed pursuant to this clause 15.6, the Bank shall notify the Borrowers promptly of such change.

15.7        Disclosure of information

The Bank may disclose to a prospective assignee, transferee or to any other person who may propose entering into contractual relations with the Bank in relation to this Agreement such information about the Borrowers as the Bank shall consider appropriate.

16           Notices and other matters

16.1        Notices

Every notice, request, demand or other communication under this Agreement or (unless otherwise provided therein) under any of the other Security Documents shall:

16.1.1      be in writing delivered personally or by first-class prepaid letter (airmail if available) or facsimile transmission or other means of telecommunication in permanent written form;

16.1.2      be deemed to have been received, subject as otherwise provided in the relevant Security Document, in the case of a letter, when delivered personally or three (3) days after it has been put in the post and, in the case of a facsimile transmission or other means of telecommunication in permanent written form, upon receipt of confirmation that the facsimile transmission has been received (provided that if the date receipt is not a business day in the country of the addressee or if the time of receipt is after the close of business in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day); and

16.1.3      be sent:

(a)   if to the Borrowers or either of them at:

c/o Aegean Bunkering Services Inc.
42 Hatzikiriakou Street
185 38 Piraeus
Greece

Fax no:	+30 210 458 6242
Attention:	The Directors

(b)   if to the Bank at:

National Bank of Greece S.A.
Administration Shipping Division
2 Bouboulinas & Akti Miaouli
185 35 Piraeus
Greece

Fax No:	+30 210 414 4119
Attention:	Corporate Manager

or to such other address and/or numbers as is notified by one party to the other party under this Agreement.

16.2        No implied waivers, remedies cumulative

No failure or delay on the part of the Bank to exercise any power, right or remedy under any of the Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.  The remedies provided in the Security Documents are cumulative and are not exclusive of any remedies provided by law.

16.3        English language

All certificates, instruments and other documents to be delivered under or supplied in connection with any of the Security Documents shall be in the English language or shall be accompanied by a certified English translation upon which the Bank shall be entitled to rely.

16.4        Borrowers’ obligations

16.4.1      Joint and several

Notwithstanding anything to the contrary contained in any of the Security Documents, the agreements, obligations and liabilities of the Borrowers herein contained are joint and several and shall be construed accordingly.  Each of the Borrowers agrees and consents to be bound by the Security Documents to which it is, or is to be, a party notwithstanding that each of the other Borrower which is intended to sign or to be bound may not do so or be effectually bound and notwithstanding that any of the Security Documents may be invalid or unenforceable against the other Borrower, whether or not the deficiency is known to the Bank.

16.4.2      Borrowers as principal debtors

Each Borrower acknowledges and confirms that it is a principal and original debtor in respect of all amounts which may become payable by the Borrowers in accordance with the terms of this Agreement or any of the other Security Documents and agrees that the Bank may also continue to treat it as such, whether or not the Bank is or becomes aware that such Borrower is or has become a surety for the other Borrower.

16.4.3      Indemnity

The Borrowers hereby agree jointly and severally to keep the Bank fully indemnified on demand against all damages, losses, costs and expenses (provided that, in the case of such costs and expenses, they are reasonable and documented) arising from any failure of either Borrower to perform or discharge any purported obligation or liability of the other Borrower which would have been the subject of this Agreement or any other Security Document had it been valid and enforceable and which is not or ceases to be valid and enforceable against a Borrower on any ground whatsoever, whether or not known to the Bank (including, without limitation, any irregular exercise or absence of any corporate power or lack of authority of, or breach of duty by, any person purporting to act on behalf of a Borrower (or any legal or other limitation, whether under the Limitation Acts or otherwise or any disability or death, bankruptcy, unsoundness of mind, insolvency, liquidation, dissolution, winding up, administration, receivership, amalgamation, reconstruction or any other incapacity of any person whatsoever (including, in the case of a partnership, a termination or change in the composition of the partnership) or any change of name or style or constitution of any Security Party)).

16.4.4      Liability unconditional

None of the obligations or liabilities of either Borrower under this Agreement or any other Security Document shall be discharged or reduced by reason of:

(a)   the death, bankruptcy, unsoundness of mind, insolvency, liquidation, dissolution, winding-up, administration, receivership, amalgamation, reconstruction or other incapacity of any person whatsoever (including, in the case of a partnership, a termination or change in the composition of the partnership) or any change of name or style or constitution of the other Borrower or any other person liable;

(b)   the Bank granting any time, indulgence or concession to, or compounding with, discharging, releasing or varying the liability of, the other Borrower or any other person liable or renewing, determining, varying or increasing any accommodation, facility or transaction or otherwise dealing with the same in any manner whatsoever or concurring in, accepting, varying any compromise, arrangement or settlement or omitting to claim or enforce payment from the other Borrower or any other person liable; or

(c)   anything done or omitted which but for this provision might operate to exonerate the Borrower.

16.4.5      Recourse to other security

The Bank shall not be obliged to make any claim or demand or to resort to any Security Document or other means of payment now or hereafter held by or available to it for enforcing this Agreement or any of the Security Documents against a Borrower or any other person liable and no action taken or omitted by the Bank in connection with any such Security Document or other means of payment will discharge, reduce, prejudice or affect the liability of the Borrowers under this Agreement and the Security Documents to which any of them is, or is to be, a party.

16.4.6      Waiver of Borrowers’ rights

Each Borrower agrees with the Bank that, from the date of this Agreement and so long as any moneys are owing under any of the Security Documents and while all or any part of the Commitment remains outstanding, it will not, without the prior written consent of the Bank:

(a)   exercise any right of subrogation, reimbursement and indemnity against the other Borrower or any other person liable under the Security Documents;

(b)   demand or accept repayment in whole or in part of any Indebtedness now or hereafter due to such Borrower from the other Borrower or from any other person liable or demand or accept any guarantee, indemnity or other assurance against financial loss or any document or instrument created or evidencing an Encumbrance in respect of the same or dispose of the same;

(c)   take any steps to enforce any right against the other Borrower or any other person liable in respect of any such moneys; or

(d)   claim any set-off or counterclaim against the other Borrower or any other person liable or claiming or proving in competition with the Bank in the liquidation of the other Borrower or any other person liable or have the benefit of, or share in, any payment from or composition with, the other Borrower or any other person liable or any other Security Document now or hereafter held by the Bank for any moneys owing under this Agreement or for the obligations or liabilities of any other person liable but so that, if so directed by the Bank, it will prove for the whole or any part of its claim in the liquidation of the other Borrower or other person liable on terms that the benefit of such proof and all money received by it in respect thereof shall be held on trust for the Bank and applied in or towards discharge of any moneys owing under this Agreement in such manner as the Bank shall deem appropriate.

17           Governing law and jurisdiction

17.1        Law

This Agreement is governed by, and shall be construed in accordance with, English law.

17.2        Submission to jurisdiction

Each Borrower agrees, for the benefit of the Bank, that any legal action or proceedings arising out of or in connection with this Agreement against the Borrowers or either of them or any of their assets may be brought in the English courts.  Each Borrower irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Riches Consulting at present of Old Jarretts Farmhouse, Brantridge Lane, Balcombe, West Sussex, RH17 6JR, England to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings.  The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Bank to take proceedings against the Borrowers or either of them in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

The parties further agree that only the Courts of England and not those of any other State shall have jurisdiction to determine any claim which the Borrowers or either of them may have against the Bank arising out of or in connection with this Agreement.

17.3        Contracts (Rights of Third Parties) Act 1999

No term of this Agreement is enforceable under the provisions of the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

Schedule 1

SIGNED	)
by	)
for and on behalf of	)	Attorney-in-fact
SANTON LIMITED	)

SIGNED	)
by	)
for and on behalf of	)	Attorney-in-fact
TASMAN SEAWAYS INC.	)

SIGNED	)
by	)	Authorized signatory
and by	)
for and on behalf of	)
NATIONAL BANK OF GREECE S.A.	)	Authorized signatory